                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                ---------------

                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934







Date of report (Date of earliest event reported):   October 16, 1998
                                                    (August 13, 1998)
                                                    -----------------

                            THE MARQUEE GROUP, INC.
-------------------------------------------------------------------------------
               (Exact name of registrant as specified in charter)


          Delaware                     0-21711               13-3878295
(State or Other Jurisdiction    (Commission File No.)      (IRS Employer
      of Incorporation)                                  Identification No.)

888 Seventh Avenue 37th Floor, New York, New York                    10019
-------------------------------------------------------------------------------
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:  (212) 977 - 0300
                                                   ------------------

                                      N/A
-------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

         This Form 8-K/A amends the Form 8-K of The Marquee Group, Inc. ("Marquee" or the "Company") filed on August 28, 1998 and supplies financial statements and pro forma financial information regarding the acquisition of Park Associates Limited ("PAL") by the Company in August of 1998.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS AND EXHIBITS

(a)      Financial Statements of Business Acquired.

         The audited financial statements for PAL for the years ended December 31, 1997 and 1996 and for the unaudited financial information for the six months ended June 30, 1998 and 1997 for PAL are set forth in Annex A, and are incorporated herein by reference.

(b)      Pro Forma Financial Information.

         The unaudited pro forma financial information of the Company, which includes PAL, for the year ended December 31, 1997 and for the six months ended June 30, 1998 is contained in Annex B, and are incorporated herein by reference.

(c)      Exhibits.

2.1 Form of Share Purchase Agreement, by and among Jonathan Roy Holmes, Peter McGarvey and Others, and The Marquee Group, Inc., and The Marquee Group (UK) Limited

                                                                        ANNEX A


                    THE MARQUEE GROUP, INC. AND SUBSIDIARIES

                         INDEX TO FINANCIAL STATEMENTS


ALPHABET CITY SPORTS RECORDS, INC. AND ALPHABET CITY INDUSTRIES, INC.

Report of Independent Auditors
Combined Balance Sheets as of December 31, 1997 and June 30, 1998 (unaudited) Combined statements of income for the period from April 11, 1996 (inception) to December 31, 1996 and for the year ended December 31, 1997 and for six months ended June 30, 1998 and 1997 (unaudited)
Combined statements of cash flows for the period from April 11, 1996 (inception) to December 31, 1996 and for the year ended December 31, 1997 and for six months ended June 30, 1998 and 1997 (unaudited)


CAMBRIDGE HOLDING CORPORATION, INC. AND SUBSIDIARY

Report of Independent Auditors
Consolidated balance sheets as of December 31, 1997 and June 30, 1998
(unaudited)
Consolidated statements of operations for the year ended December 31, 1997 and for six months ended June 30, 1998 and 1997 (unaudited)
Consolidated statements of cash flows for the year ended December 31, 1997 and for six months ended June 30, 1998 and 1997 (unaudited)


PARK ASSOCIATES LIMITED

Report of Independent Auditors
Balance sheet as of December 31, 1997
Statement of profit and loss account for the year ended December 31, 1997 Statement of cash flows for the year ended December 31, 1997
Balance Sheet as of June 30, 1998 (unaudited)
Statements of profit and loss account for the six months ended June 30, 1998 and 1997 (unaudited)
Statements of cash flows for the six months ended June 30, 1998 and 1997 (unaudited)


TOLLIN-ROBBINS ENTERTAINMENT

Report of Independent Auditors
Combined balance sheets as of December 31, 1997 and June 30, 1998 (unaudited) Combined statements of operations for the years ended December 31, 1997 and 1996 and for six months ended June 30, 1998 and 1997 (unaudited)
Combined statements of stockholders' equity and for the years ended December 31, 1997 and 1996 and for six months ended June 30, 1998 (unaudited) Combined statements of cash flows for the years ended December 31, 1997 and 1996 and for six months ended June 30, 1998 and 1997 (unaudited)


TONY STEPHENS ASSOCIATES LIMITED

Report of Independent Auditors
Balance Sheet as of April 30, 1998
Statement of profit and account loss for the year ended April 30, 1998 Statement of cash flows for the year ended April 30, 1998
Balance Sheet as of June 30, 1998 (unaudited)
Statements of profit and loss accounts for the six months ended June 30, 1998 and 1997 (unaudited)
Statements of cash flows for the six months ended June 30, 1998 and 1997 (unaudited)

                        REPORT OF INDEPENDENT AUDITORS



To the Stockholders
Alphabet City Sports Records, Inc. and
 Alphabet City Industries, Inc.


     We have audited the accompanying combined balance sheet of Alphabet City Sports Records, Inc. and Alphabet City Industries, Inc. as of December 31, 1997, and the related combined statements of income and cash flows for the year ended December 31, 1997 and for the period from April 11, 1996 (inception) to December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Alphabet City Sports Records, Inc. and Alphabet City Industries, Inc. at December 31, 1997 and the combined results of their operations and their cash flows for the year ended December 31, 1997 and for the period from April 11, 1996 (inception) to December 31, 1996 in conformity with generally accepted accounting principles.



                                                Ernst & Young LLP



New York, New York
May 21, 1998

                      ALPHABET CITY SPORTS RECORDS, INC.
                        ALPHABET CITY INDUSTRIES, INC.

                            COMBINED BALANCE SHEETS




                                                        DECEMBER 31,      JUNE 30,
                                                            1997            1998
                                                       --------------   ------------
                                                                         (UNAUDITED)
ASSETS
Current assets:
 Cash ..............................................     $      651     $   56,643
 Accounts receivable ...............................        527,207        902,561
 Prepaid expenses and other current assets .........        444,684        627,992
                                                         ----------     ----------
Total current assets ...............................        972,542      1,587,196
Property and equipment, net ........................         31,340         31,920
Other assets .......................................         10,669         17,191
                                                         ----------     ----------
Total assets .......................................     $1,014,551     $1,636,307
                                                         ==========     ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Loan payable ......................................     $       --     $  350,000
 Accounts payable ..................................        836,247        990,898
 Accrued liabilities ...............................         56,627        254,217
                                                         ----------     ----------
Total current liabilities ..........................        892,874      1,595,115
Stockholders' equity ...............................        121,677         41,192
                                                         ----------     ----------
Total liabilities and stockholders' equity .........     $1,014,551     $1,636,307
                                                         ==========     ==========

                            See accompanying notes.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

                         COMBINED STATEMENTS OF INCOME




                                                                    PERIOD FROM
                                                                   APRIL 11, 1996         SIX MONTHS ENDED
                                                   YEAR ENDED      (INCEPTION) TO             JUNE 30,
                                                  DECEMBER 31,      DECEMBER 31,    -----------------------------
                                                      1997              1996             1998            1997
                                                 --------------   ---------------   -------------   -------------
                                                                                             (UNAUDITED)
Revenues .....................................     $2,976,331        $1,316,763      $1,476,069      $1,930,736
Cost of revenues .............................      1,796,194         1,003,949         968,846       1,192,385
                                                   ----------        ----------      ----------      ----------
Gross profit .................................      1,180,137           312,814         507,223         738,351
Operating expenses:
 Selling expenses ............................        424,109           196,984         217,700         199,258
 General and administrative expenses .........        663,836            59,919         350,008         294,701
                                                   ----------        ----------      ----------      ----------
   Total operating expenses ..................      1,087,945           256,903         567,708         493,959
                                                   ----------        ----------      ----------      ----------
Income from operations .......................         92,192            55,911         (60,485)        244,392
Other income/(expenses) ......................         10,944                --              --         (12,676)
                                                   ----------        ----------      ----------      ----------
Income before income taxes ...................        103,136            55,911         (60,485)        231,716
Provision for income taxes ...................         23,000            14,370          20,000          14,789
                                                   ----------        ----------      ----------      ----------
Net income ...................................     $   80,136        $   41,541      $  (80,485)     $  216,927
                                                   ==========        ==========      ==========      ==========

                            See accompanying notes.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

                       COMBINED STATEMENTS OF CASH FLOWS




                                                                         PERIOD FROM
                                                                        APRIL 11, 1996         SIX MONTHS ENDED
                                                        YEAR ENDED      (INCEPTION) TO             JUNE 30,
                                                       DECEMBER 31,      DECEMBER 31,    -----------------------------
                                                           1997              1996             1998            1997
                                                      --------------   ---------------   -------------   -------------
                                                                                                  (UNAUDITED)
OPERATING ACTIVITIES
Net income ........................................     $   80,136       $   41,541       $  (80,485)     $  216,927
 Adjustments to reconcile net income to net
   cash provided by (used in) operating
   activities:
   Depreciation and amortization ..................          3,527              983            4,123           2,068
   Changes in operating assets and liabilities:
    Accounts receivable ...........................       (256,870)        (270,337)        (375,354)       (112,324)
    Other current assets ..........................       (414,684)         (30,000)        (183,308)        (29,949)
    Other assets ..................................         (5,081)              --           (6,522)         (1,775)
    Accounts payable ..............................        595,330          240,917          154,651         136,649
    Accrued liabilities ...........................          2,472           54,155          197,590          57,256
                                                        ----------       ----------       ----------      ----------
Net cash provided by (used in) operating
 activities .......................................          4,830           37,259         (289,305)        268,852
                                                        ----------       ----------       ----------      ----------
INVESTING ACTIVITIES
Purchases of fixed assets .........................        (30,617)          (5,233)          (4,703)        (27,352)
Payment of security deposit .......................         (5,588)              --               --          (5,588)
                                                        ----------       ----------       ----------      ----------
Net cash used in investing activities .............        (36,205)          (5,233)          (4,703)        (32,940)
                                                        ----------       ----------       ----------      ----------
FINANCING ACTIVITIES
Proceeds from loan ................................             --               --          350,000              --
                                                        ----------       ----------       ----------      ----------
Net cash provided by financing activities .........             --               --          350,000              --
                                                        ----------       ----------       ----------      ----------
Net (decrease) increase in cash ...................        (31,375)          32,026           55,992         235,912
Cash at beginning of year .........................         32,026               --              651          32,026
                                                        ----------       ----------       ----------      ----------
Cash at end of year ...............................     $      651       $   32,026       $   56,643      $  267,938
                                                        ==========       ==========       ==========      ==========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW
 INFORMATION
Income taxes paid .................................     $   53,740       $       --       $   15,133      $       --
                                                        ==========       ==========       ==========      ==========
Interest paid .....................................     $       --       $       --       $       --      $       --
                                                        ==========       ==========       ==========      ==========

                            See accompanying notes.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1998 AND 1997 IS UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


NATURE OF BUSINESS AND ORGANIZATION

     Alphabet City Sports Records, Inc. and Alphabet City Industries, Inc. (collectively, the "Company") were organized in New York on April, 11, 1996 and May 14, 1997, respectively. The Company's main purpose is creating, licensing, marketing and distributing recorded music through non-music retail outlets in association with a broad spectrum of professional and college sports teams and leagues. The Company also provides non-traditional marketing and media services to various corporations.


PRINCIPLES OF COMBINATION

     The accompanying combined financial statements include the accounts of Alphabet City Sports Records, Inc. and Alphabet City Industries, Inc. The companies are under common ownership. All significant intercompany transactions have been eliminated in combination.


REVENUE RECOGNITION

     Revenues from the sale of music CDs and cassettes are recognized upon shipment to the customers. Marketing and media revenues are recognized as services are provided or upon the delivery to the client of the materials created for them by the Company.


ADVANCES AND RECOUPABLE COSTS

     In accordance with Statement of Financial Accounting Standards ("SFAS") No. 50, Financial Reporting in the Record and Music Industry, advances to artists and producers are capitalized as an asset when the current popularity and past performance of the artist or producer provides a sound basis for estimating the probable future recoupment of such advances from sales. Any portion of such advances not deemed to be recoupable from future sales is reserved at the balance sheet date. All other advances which do not meet the above criteria are expensed when incurred.


LICENSE AGREEMENTS

     Certain of the Company's compilation products are master recordings under license from various sports teams and organizations for the right to use the names, logos and other material directly related to the team or organization. Typically, minimum guarantees or non-returnable advances are required to obtain the licenses and are realized through future sales of the product. The amounts paid for minimum guarantees or non-returnable advances are charged to expense over the license term. When anticipated sales appear to be insufficient to fully recover the minimum guarantees or non-returnable advances, a provision against current operations is made for anticipated losses.


PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives ranging from three to seven years.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1998 AND 1997 IS UNAUDITED)

INTERIM FINANCIAL STATEMENTS


     The unaudited interim information as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management, reflects normal recurring adjustments necessary for a fair presentation of the information for the periods presented. Interim results are not necessarily indicative of results for a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.


INCOME TAXES


     Income taxes are provided on the liability method as required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes. Deferred income taxes (which are not material) reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.


     The shareholders of Alphabet City Industries, Inc. have elected under Subchapter S of the Internal Revenue Code to include the Company's income in their own income for Federal income tax purposes. Alphabet City Sports Records, Inc. was incorporated as a "C Corporation."


2. PROPERTY AND EQUIPMENT


     Property and equipment consists of the following:





                                              DECEMBER 31,      JUNE 30,
                                                  1997            1998
                                             --------------   -----------
   Furniture and equipment ...............      $ 35,850       $ 40,553
   Less accumulated depreciation .........        (4,510)        (8,633)
                                                --------       --------
                                                $ 31,340       $ 31,920
                                                ========       ========

3. PREPAID EXPENSES AND OTHER CURRENT ASSETS


     Prepaid expenses and other current assets consist of the following:





                                     DECEMBER 31,      JUNE 30,
                                         1997            1998
                                    --------------   -----------
   Project costs ................      $352,397       $441,322
   Inventory ....................        33,161         50,161
   Prepaid expenses .............        34,076         40,881
   Other current assets .........        25,050         95,628
                                       --------       --------
                                       $444,684       $627,992
                                       ========       ========

4. COMMITMENTS AND CONTINGENCIES


     The Company leases its office space. The lease provides for escalations of rent based upon the increase in certain operating expenses.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1998 AND 1997 IS UNAUDITED)

     Future minimum payments under operating leases consist of the following:



  Year ending December 31:
  1998 ........................  $51,200
  1999 ........................    9,200
                                 -------
                                 $60,400
                                 =======


     There was no rent expense in 1996; rent expense was $36,084, $15,055 and $21,197 for the year ended December 31, 1997 and for the six months ended June 30, 1997 and 1998, respectively.


5. STOCKHOLDERS' EQUITY

     Stockholders' equity consists of the following:




                                                             COMMON       RETAINED        DUE FROM
                                                TOTAL         STOCK       EARNINGS      STOCKHOLDERS
                                            ------------   ----------   ------------   -------------
Alphabet City Sports Records, Inc.:
 Issuance of common stock--1996 .........    $      --      $ 1,000      $      --       $  (1,000)
 Net income .............................       41,541           --         41,541              --
                                             ---------      -------      ---------       ---------
Balance at December 31, 1996 ............       41,541        1,000         41,541          (1,000)
 Net income .............................       40,781           --         40,781              --
                                             ---------      -------      ---------       ---------
Balance at December 31, 1997 ............       82,322        1,000         82,322          (1,000)
                                             ---------      -------      ---------       ---------
Alphabet City Industries, Inc.:
 Issuance of common stock--1997 .........           --        1,000             --          (1,000)
 Net income .............................       39,355           --         39,355              --
                                             ---------      -------      ---------       ---------
Balance at December 31, 1997 ............       39,355        1,000         39,355          (1,000)
                                             ---------      -------      ---------       ---------
Combined stockholders' equity at
 December 31, 1997 ......................    $ 121,677      $ 2,000      $ 121,677       $  (2,000)
                                             =========      =======      =========       =========

     Alphabet City Sports Records, Inc. has 200 shares of no par value common stock authorized and 20 shares are issued and outstanding. Alphabet City Industries, Inc. has 200 shares of no par value common stock authorized and 20 shares are issued and outstanding.


6. MAJOR CUSTOMERS/SUPPLIER

     For the period from April 11, 1996 to December 31, 1996, approximately 92% of combined revenues were derived from one customer. For the year ended December 31, 1997, three customers accounted for approximately 22%, 17%, and 13% of combined revenues, respectively. For the six months ended June 30, 1998 two customers accounted for approximately 52% and 19% of combined revenues, respectively. For the six months ended June 30, 1997, three customers accounted for approximately 26%, 23% and 21% of combined revenues respectively.

     For the period from April 11, 1996 to December 31, 1996, 100% of the CDs produced were manufactured by one vendor. For the year ended December 31, 1997, 86% of the CDs produced were manufactured by one vendor. For the six months ended June 30, 1998, two vendors manufactured 53% and 32%, respectively, of the CD's produced.

                      ALPHABET CITY SPORTS RECORDS, INC.
                         ALPHABET CITY INDUSTRIES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                      JUNE 30, 1998 AND 1997 IS UNAUDITED)

7. IMPACT OF YEAR 2000 (UNAUDITED)


     The Company has conducted a review of its computer systems to identify the systems that could be affected by the "Year 2000" issue and has developed an implementation plan to resolve the issue. The Company presently believes that, with modifications to existing software, the cost of which is not material to the results of operations or financial condition of the Company, the Year 2000 problem will not pose significant operational problems for the Company's computer systems.


8. SUBSEQUENT EVENT


     On August 3, 1998, The Marquee Group, Inc. consummated its acquisition of substantially all of the assets of Alphabet City Industries, Inc. and all of the outstanding stock of Alphabet City Sports Records, Inc. (collectively, the "Alphabet City Acquisition"). The aggregate purchase price for the Alphabet City Acquisition was approximately $3.4 million in cash (excluding assumed liabilities) and 200,000 shares of The Marquee Group, Inc. common stock.

                        REPORT OF INDEPENDENT AUDITORS

To the Stockholders
Cambridge Holding Corporation, Inc.


     We have audited the accompanying consolidated balance sheet of Cambridge Holding Corporation, Inc. and Subsidiary (the "Company") as of December 31, 1997 and the related consolidated statements of operations and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company at December 31, 1997 and the consolidated results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.



                                                Ernst & Young LLP



New York, New York
June 3, 1998

              CAMBRIDGE HOLDING CORPORATION, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS




                                                                  DECEMBER 31,       JUNE 30,
                                                                      1997             1998
                                                                 --------------   --------------
                                                                                    (UNAUDITED)
ASSETS
Current assets:
 Cash ........................................................     $  162,781       $  241,425
 Accounts receivable .........................................        767,204          773,613
 Other current assets ........................................         24,345           13,330
                                                                   ----------       ----------
Total current assets .........................................        954,330        1,028,368
Property and equipment, net ..................................          4,537            2,186
Other assets .................................................         62,878           62,878
                                                                   ----------       ----------
Total assets .................................................     $1,021,745       $1,093,432
                                                                   ==========       ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable ............................................     $  883,411       $  723,279
 Accrued liabilities .........................................         25,938          112,153
                                                                   ----------       ----------
Total current liabilities ....................................        909,349          835,432
                                                                   ----------       ----------
Stockholders' equity:
 Common stock, $1 par; authorized 25,000 shares; 10,000 shares
   issued ....................................................         10,000           10,000
 Retained earnings ...........................................        123,552          269,156
                                                                   ----------       ----------
                                                                      133,552          279,156
 Less 6,666 shares held in treasury, at cost .................        (21,156)         (21,156)
                                                                   ----------       ----------
Total stockholders' equity ...................................        112,396          258,000
                                                                   ----------       ----------
Total liabilities and stockholders' equity ...................     $1,021,745       $1,093,432
                                                                   ==========       ==========

                            See accompanying notes.

                      CAMBRIDGE HOLDING CORPORATION, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS




                                                                     SIX MONTHS ENDED
                                                                         JUNE 30,
                                                  DECEMBER 31,   -------------------------
                                                      1997           1998          1997
                                                 -------------   -----------   -----------
                                                                        (UNAUDITED)
Revenue ......................................    $1,318,763      $691,276      $874,692
Expenses:
 Stockholders' salary expense ................       487,974       182,576       173,880
 Other salary expense ........................       153,536        48,935        58,619
 Travel and entertainment ....................       127,458        71,886        65,316
 General and administrative expenses .........       581,520       158,135       273,488
                                                  ----------      --------      --------
Total expenses ...............................     1,350,488       461,532       571,303
(Loss) income from operations ................       (31,725)      229,744       303,389
Other income:
 Interest income .............................        12,746           860         1,656
 Other income ................................         2,000            --            --
                                                  ----------      --------      --------
                                                      14,746           860         1,656
                                                  ----------      --------      --------
(Loss) income before income taxes ............       (16,979)      230,604       305,045
Income tax provision .........................            --        85,000       113,000
                                                  ----------      --------      --------
Net loss .....................................    $  (16,979)     $145,604      $192,045
                                                  ==========      ========      ========

                            See accompanying notes.

                      CAMBRIDGE HOLDING CORPORATION, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS




                                                                            SIX MONTHS ENDED
                                                                                JUNE 30,
                                                         DECEMBER 31,   -------------------------
                                                             1997           1998          1997
                                                        -------------   -----------   -----------
                                                                               (UNAUDITED)
OPERATING ACTIVITIES
Net loss ............................................    $  (16,979)     $ 145,604     $ 192,045
Adjustments to reconcile net loss to net cash
 provided by operating activities:
 Depreciation .......................................         9,405          2,351         4,702
 Changes in operating assets and liabilities:
   Accounts receivable ..............................      (476,866)        (6,409)      210,630
   Other current assets .............................        (4,800)        11,015         8,615
   Other assets .....................................        (2,444)            --            --
   Accounts payable and accrued liabilities .........       616,394        (73,917)      (11,847)
                                                         ----------      ---------     ---------
Net cash provided by operating activities ...........       124,710         78,644       404,145
                                                         ----------      ---------     ---------
INVESTING ACTIVITIES
Purchase of fixed assets ............................        (2,773)            --        (2,773)
                                                         ----------      ---------     ---------
Net cash used in investing activities ...............        (2,773)            --        (2,773)
                                                         ----------      ---------     ---------
Net increase in cash ................................       121,937         78,644       401,372
Cash at beginning of year ...........................        40,844        162,781        40,844
                                                         ----------      ---------     ---------
Cash at end of year .................................    $  162,781      $ 241,425     $ 442,216
                                                         ==========      =========     =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Income taxes paid ...................................    $    9,222      $   8,219     $      --
                                                         ==========      =========     =========
Interest paid .......................................    $       --      $      --     $      --
                                                         ==========      =========     =========

                            See accompanying notes.

             CAMBRIDGE HOLDING CORPORATION, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


NATURE OF BUSINESS AND BASIS OF PRESENTATION

     The Company is a full service sports management and marketing firm, specializing in both the representation of professional athletes and corporate consulting. The accompanying consolidated financial statements include the accounts of Cambridge Holding Corporation, Inc. and its wholly owned subsidiary, Cambridge Sports International, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.


REVENUE RECOGNITION

     The Company's revenues arise primarily from percentage fees or commissions received for the negotiation of professional sporting contracts and marketing and endorsement contracts. The Company recognizes revenue ratably over the performance period of the associated contract.


ACCOUNTS RECEIVABLE

     Accounts receivable at December 31, 1997 and June 30, 1998 include approximately $731,000 and $582,000, respectively, which represents amounts billed on behalf of professional athletes relating to sporting contracts and marketing and endorsement contracts. Such amounts are to be paid, net of the Company's commission, to the professional athletes upon collection.


PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated on a straight-line basis over their estimated useful lives ranging from five to seven years.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


INTERIM FINANCIAL STATEMENTS

     The unaudited interim information as of June 30, 1998 and for the six months ended June 30, 1997 and 1998 has been prepared on the same basis as the annual financial statements and, in the opinion of the Company's management, reflects normal recurring adjustments necessary for a fair presentation of the information for the periods presented. Interim results are not necessarily indicative of results for a full year. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted.


INCOME TAXES

     Income taxes are provided on the liability method as required by Statement of Financial Accounting Standard Statement No. 109, "Accounting for Income Taxes." Deferred income taxes (which are not material), reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

             CAMBRIDGE HOLDING CORPORATION, INC. AND SUBSIDIARIES

         (INFORMATION AS OF JUNE 30, 1998 AND FOR THE SIX MONTHS ENDED
                     JUNE 30, 1998 AND 1997 IS UNAUDITED)

2. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:




                                              DECEMBER 31,      JUNE 30,
                                                  1997            1998
                                             --------------   ------------
   Furniture and equipment ...............     $  13,734       $  13,734
   Computer equipment ....................        27,333          27,333
                                               ---------       ---------
                                                  41,067          41,067
   Less accumulated depreciation .........       (36,530)        (38,881)
                                               ---------       ---------
                                               $   4,537       $   2,186
                                               =========       =========

3. COMMITMENTS AND CONTINGENCIES

     The Company leases its office space. The lease provides for escalations of rent based upon the increase in certain operating expenses.

     Future minimum payments under noncancelable operating leases is as follows:



   Years ending December 31:
     1998 ..................    $25,000
     1999 ..................      4,200
                                -------
                                $29,200
                                =======

     Rent expense was $32,878, $16,309, and $14,242 for the year ended December 31, 1997 and for the six months ended June 30, 1997 and 1998, respectively.


4. SIGNIFICANT CLIENTS

     For the year ended December 31, 1997, three professional athletes accounted for approximately 32%, 18% and 11% of consolidated revenue, respectively.

     For the six months ended June 30, 1998 and 1997, two professional athletes accounted for approximately 12% and 12% and 34% and 6% of consolidated revenue, respectively.


5. IMPACT OF YEAR 2000 (UNAUDITED)

     The Company has conducted a review of its computer systems to identify the systems that could be effected by the "Year 2000" issue and has developed an implementation plan to resolve the issue. The Company presently believes that, with modifications to existing software, the cost of which is not material to the results of operations or financial condition of the Company, the Year 2000 problem will not pose significant operational problems for the Company's computer systems.


6. SUBSEQUENT EVENT

     On August 6, 1998, The Marquee Group, Inc. consummated its acquisition of all of the outstanding stock of Cambridge Sports International, Inc. The aggregate purchase price was approximately $3.5 million in cash and 89,536 shares of The Marquee Group, Inc.'s common stock.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and the Shareholders of Park Associates Limited.


     We have audited the accompanying balance sheet of Park Associates Limited ("the Company") as of December 31, 1997 and the related statements of profit and loss account and cash flows for the year ended December 31, 1997 all expressed in pounds sterling, (together, "the financial statements") which, as described in the financial statements (pages A-17 to A-27), have been prepared on the basis of accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the Directors of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards in the United Kingdom, which are substantially the same as auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Park Associates Limited as of December 31, 1997, and the results of its operations and its cash flows for the year ended December 31, 1997, in conformity with accounting principles generally accepted in the United Kingdom.


     United Kingdom accounting principles vary in certain material respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of shareholders' equity and financial position as of December 31, 1997, and the determination of net profit for year ended December 31, 1997 to the extent summarized in Note 22 to the financial statements.



Grant Thornton
Chartered Accountants
Nottingham
England
May 28, 1998 except for the information presented in the Cash Flow Statement, notes 13, 14, 15 and 22 for which the date is September 22, 1998.

                            PARK ASSOCIATES LIMITED

                                 BALANCE SHEET
                             AT DECEMBER 31, 1997




                                                                         1997
                                                            NOTE   (POUND STERLING)
                                                           ------  ----------------
Fixed assets:
Tangible assets ........................................      7         331,588
Investments ............................................      8             194
                                                                        -------
                                                                        331,782
Current assets:
Debtors ................................................      9         216,862
Cash at bank and in hand ...............................                 87,806
                                                                        -------
                                                                        304,668
Creditors: amounts falling due within one year .........     10        (323,189)
                                                                       --------
Net current liabilities ................................                (18,521)
                                                                       --------
Net assets .............................................                313,261
                                                                       ========
Capital and reserves:
Called up share capital ................................     11          10,000
Profit and loss account ................................     12         303,261
                                                                       --------
Shareholders' fund .....................................     13         313,261
                                                                       ========

The accompanying accounting policies and notes form an integral part of this financial statement.

                            PARK ASSOCIATES LIMITED

                            PROFIT AND LOSS ACCOUNT
                         YEAR ENDED DECEMBER 31, 1997




                                                                         1997
                                                           NOTE    (POUND STERLING)
                                                          ------   ----------------
Commission and fees receivable ........................                2,971,136
Commission and fees payable ...........................               (2,294,181)
                                                                      ----------
                                                                         676,955
Administrative expenses ...............................                 (523,039)
Other operating income ................................                   15,400
                                                                      ----------
Operating profit ......................................                  169,316
Net interest ..........................................      3             4,702
                                                                      ----------
Profit on ordinary activities before taxation .........                  174,018
Tax on profit on ordinary activities ..................      5           (44,706)
                                                                      ----------
Profit for the financial year .........................     13           129,312
Dividends .............................................      6           (60,000)
                                                                      ----------
Profit transferred to reserves ........................     12            69,312
                                                                      ==========

There were no recognized gains or losses other than the profit for the year.
































The accompanying accounting policies and notes form an integral part of this financial statement.

                            PARK ASSOCIATES LIMITED

                              CASH FLOW STATEMENT
                         YEAR ENDED DECEMBER 31, 1997




                                                                                        1997
                                                                            NOTE  (POUND STERLING)
                                                                           ------ ----------------
Net cash inflow from operating activities ..............................    14         249,887
Returns on investments and servicing of finance:
Interest received ......................................................                 4,702
                                                                                       -------
Net cash inflow from returns on investments and servicing of finance ...                 4,702
                                                                                       -------
Taxation ...............................................................               (47,370)
                                                                                       -------
Capital expenditure and financial investment:
Purchase of tangible fixed assets ......................................               (54,995)
Sale of tangible fixed assets ..........................................                13,700
                                                                                       -------
Net cash outflow from capital expenditure and financial investment .....               (41,295)
                                                                                       -------
Acquisitions and disposals:
Purchase of investments ................................................                  (194)
                                                                                       -------
Net cash outflow from acquisitions and disposals .......................                  (194)
                                                                                       -------
Equity dividends paid ..................................................              (104,000)
                                                                                      --------
Increase in cash .......................................................    15          61,730
                                                                                      ========

The accompanying accounting policies and notes form an integral part of this financial statement.

                            PARK ASSOCIATES LIMITED

                         NOTES TO FINANCIAL STATEMENTS
                     FOR THE YEAR ENDED DECEMBER 31, 1997


1. PRINCIPAL ACCOUNTING POLICIES


BASIS OF PREPARATION

     The financial statements have been prepared under the historical cost convention.

     The principal accounting policies of the company have remained unchanged from the previous year and are set out below.


TURNOVER

     Turnover is the gross amount receivable by the company, invoiced on behalf of the clients when the company acts as agents and for other services provided, excluding VAT and trade discounts.


INCOME FROM INVESTMENTS

     Investment income comprises interest receivable on bank deposits.


DEPRECIATION

     Depreciation is calculated to write down the cost less estimated residual value of all tangible fixed assets other than freehold land and buildings by the reducing balance method. The rates generally applicable are:



   Motor vehicles ................   25%
   Fixtures and fittings .........   10%
   Computer equipment ............   33%

     No depreciation is provided on freehold land and buildings as it is the company's policy to maintain these assets in a continual state of sound repair. The useful lives of these assets are thus so long and residual values so high that any depreciation would not be material. Residual values are based on prices prevailing at the date of acquisition or subsequent valuation. Provision is made in the profit and loss account for any permanent diminution in value.


INVESTMENTS

     Investments are included at cost less amounts written off. Profits or losses arising from disposals of fixed asset investments are treated as part of the result from ordinary activities.


DEFERRED TAXATION

     Deferred tax is provided using the tax rates estimated to arise when the timing differences reverse and is accounted for to the extent that it is probable that a liability or asset will crystallize. Unprovided deferred tax is disclosed as a contingent liability.

     Debit balances arising in respect of advance corporation tax on dividends payable or proposed are carried forward to the extent that they are expected to be recoverable.


FOREIGN CURRENCIES

     Transactions in foreign currencies are translated at the exchange rate ruling at the date of the transaction. Monetary assets and liabilities in foreign currencies are translated at the rates of exchange

                            PARK ASSOCIATES LIMITED

                     FOR THE YEAR ENDED DECEMBER 31, 1997

ruling at the balance sheet date. Where exchange differences result from the translation of foreign currency borrowings raised to acquire foreign assets they are taken to reserves and offset against the differences arising from the translation of those assets. All other exchange differences are dealt with through the profit and loss account.


CONTRIBUTIONS TO PENSION FUNDS


DEFINED CONTRIBUTION SCHEME


     The pension costs charged against profits represent the amount of the contributions payable to the scheme in respect of the accounting period.


LEASED ASSETS


     All other leases are regarded as operating leases and the payments made under them are charged to the profit and loss account on a straight-line basis over the lease term.


2. TURNOVER AND PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION




                                                                         1997
                                                                   (POUND STERLING)
                                                                   ----------------
   The profit on ordinary activities is stated after:
   Auditors' remuneration .........................................      2,000
   Depreciation and amortization:
   Tangible fixed assets, owned ...................................     13,990
   Other operating lease rentals ..................................      3,000
   Rent receivable in respect of:
   Operating leases including rents of land and buildings .........     15,400

3. NET INTEREST




                                                                 1997
                                                            (POUND STERLING)
                                                            ----------------
   Other interest receivable and similar income .........        4,702
                                                                 =====

4. DIRECTORS AND EMPLOYEES




                                                        1997
                                                  (POUND STERLING)
                                                  ----------------
   Staff costs during the year were as follows:
   Wages and salaries .........................       253,818
   Social security costs ......................        26,317
   Other pension costs ........................        76,791
                                                      -------
                                                      356,926
                                                      =======

                            PARK ASSOCIATES LIMITED

                     FOR THE YEAR ENDED DECEMBER 31, 1997

The average number of employees of the company during the year was nine.

                                                                          1997
                                                                    (POUND STERLING)
                                                                    ----------------
   Emoluments ......................................................    112,760
   Pension contributions to money purchase pension schemes .........     57,765
                                                                        -------
                                                                        170,525
                                                                        =======

During the year two directors participated in money purchase pension schemes.

5. TAX ON PROFIT ON ORDINARY ACTIVITIES

                                               1997
                                          (POUND STERLING)
                                          ----------------
   UK Corporation tax at 21.75% .........     44,706
                                              ======

6. DIVIDENDS

                                                                                           1997
                                                                                     (POUND STERLING)
                                                                                     ----------------
   Ordinary shares -- first interim dividend of (pound sterling)6 per share .........     60,000
                                                                                          ======

7. TANGIBLE FIXED ASSETS

                                              FREEHOLD                         FIXTURES
                                              LAND AND         MOTOR             AND            COMPUTER
                                             BUILDINGS        VEHICLES         FITTINGS         EQUIPMENT          TOTAL
                                          (POUND STERLING) (POUND STERLING) (POUND STERLING) (POUND STERLING) (POUND STERLING)
                                          ---------------- ---------------- ---------------- ---------------- ----------------
Cost:
At January 1, 1997 .......................    261,382          22,375           34,343            8,146           326,246
Additions ................................         --          42,250            9,367            3,378            54,995
Disposals ................................         --         (22,375)              --               --           (22,375)
                                              -------         -------           ------            -----           -------
At December 31, 1997 .....................    261,382          42,250           43,710           11,524           358,866
Depreciation:
At January 1, 1997 .......................         --           9,778           12,106            2,008            23,892
Provided in the year .....................         --           8,787            2,565            2,638            13,990
Eliminated on disposals ..................         --         (10,604)              --               --           (10,604)
                                              -------         -------           ------           ------           -------
At December 31, 1997 .....................         --           7,961           14,671            4,646            27,278
                                              -------         -------           ------           ------           -------
Net book amount at December 31, 1998 .....    261,382          34,289           29,039            6,878           331,588
                                              =======         =======           ======           ======           =======

8. FIXED ASSETS INVESTMENTS

                                                        1997
                                                  (POUND STERLING)
                                                  ----------------
   Cost:
   Additions ....................................       194
                                                        ---
   Net book amount at December 31, 1997 .........       194
                                                        ===

                            PARK ASSOCIATES LIMITED

                     FOR THE YEAR ENDED DECEMBER 31, 1997

9. DEBTORS




                                                  1997
                                            (POUND STERLING)
                                            ----------------
   Trade debtors ..........................     199,783
   Other debtors ..........................      13,871
   Prepayments and accrued income .........       3,208
                                                -------
                                                216,862
                                                =======

10. CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR

                                                  1997
                                            (POUND STERLING)
                                            ----------------
   Trade creditors .........................    196,000
   Advance corporation tax .................     15,000
   Corporation tax .........................     17,036
   Social security and other taxes .........     34,106
   Other creditors .........................     22,606
   Loans from directors ....................     25,435
                                                -------
   Accruals and deferred income ............    323,189
                                                =======

11. SHARE CAPITAL

                                                                  1997
                                                            (POUND STERLING)
                                                            ----------------
   Authorized:
   10,000 ordinary shares of (pound sterling)1 each .........    10,000
                                                                 ======
   Allotted, called up and fully paid:
   10,000 ordinary shares of (pound sterling)1 each .........    10,000
                                                                 ======

Allotments during the year:


     On July 31, 1997, the company by passing Resolutions at an Extraordinary General Meeting increased its authorized share capital to (pound sterling)10,000 ordinary shares of (pound sterling)1 each. The company capitalized
(pound sterling)9,900 standing to the credit of accumulated reserves and applied these funds to take up the allotment of 9,900 (pound sterling)1 ordinary shares at par to its existing shareholders.


12. RESERVES

                                            PROFIT AND
                                           LOSS ACCOUNT
                                         (POUND STERLING)
                                         ----------------
   At January 1, 1997 ...................    243,849
   Retained profit for the year .........     69,312
   Bonus issue of shares ................     (9,900)
                                             -------
   At December 31, 1997 .................    303,261
                                             =======

                            PARK ASSOCIATES LIMITED

                     FOR THE YEAR ENDED DECEMBER 31, 1997

13. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS




                                                            1997
                                                      (POUND STERLING)
                                                      ----------------
   Profit for the financial year ....................     129,312
   Dividends ........................................      (60,00)
                                                          -------
   Net increase in shareholders' funds ..............      69,312
   Shareholders' funds at January 1, 1997 ...........     243,949
                                                          -------
   Shareholders' funds at December 31, 1997 .........     313,261
                                                          =======

14. NET CASH INFLOW FROM OPERATING ACTIVITIES




                                                                        1997
                                                                  (POUND STERLING)
                                                                  ----------------
   Operating profit .............................................     169,316
   Depreciation .................................................      13,990
   Profit on sale of tangible fixed assets- .....................      (1,929)
   Increase in debtors ..........................................     (84,759)
   Increase in creditors ........................................     153,269
                                                                      -------
   Net cash inflow from continuing operating activities .........     249,887
                                                                      =======

15. RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT




                                                   1997
                                              (POUND STERLING)
                                              ----------------
   Increase in cash in the year .............     61,730
                                                  ------
   Movement in net debt in the year .........     61,730
   Net funds at January 1, 1997 .............     26,076
                                                  ------
   Net funds at December 31, 1997 ...........     87,806
                                                  ======

16. ANALYSIS OF CHANGES IN NET DEBT




                                          AT                                AT
                                    JANUARY 1, 1997    CASH FLOW     DECEMBER 31, 1997
                                   (POUND STERLING) (POUND STERLING)  (POUND STERLING)
                                   ---------------- ---------------- ------------------
   Cash in hand, at bank .........      26,076          61,730           87,806
                                        ======          ======           ======

17. CAPITAL COMMITMENTS


     The company had no capital commitments at December 31, 1997.


18. CONTINGENT LIABILITIES


     There were no contingent liabilities at December 31, 1997.

                            PARK ASSOCIATES LIMITED

                     FOR THE YEAR ENDED DECEMBER 31, 1997

19. PENSIONS


     Defined Contribution Scheme


     The company operates a defined contribution pension scheme for the benefit of the directors and senior employees. The assets of the scheme are administered by trustees in a fund independent from those of the company.


20. LEASING COMMITMENTS


     Operating lease payments amounting to (pound sterling)7,750 are due within one year. The leases to which these amounts relate expire as follows:




                                             1997
                                           LAND AND
                                           BUILDINGS
                                        (POUND STERLING)
                                        ----------------
   Between one and five years .........      7,750
                                             =====

21. TRANSACTIONS WITH DIRECTORS AND RELATED PARTIES


     (a) Transactions with directors


     Amounts due in respect of loans, quasi-loans and credit transactions by directors were as follows:




                              AMOUNT           MAXIMUM
                           OUTSTANDING        LIABILITY
                               1997          DURING YEAR
                         (POUND STERLING)  (POUND STERLING)
                         ----------------  ----------------
   J R Holmes .........         --               496
   P McGarvey .........         --                69

     (b) Transactions with other related parties were as follows:


     J R Holmes and P McGarvey are partners in Benson McGarvey Henderson and the inter business transactions in the year were rent receivable and management charges amounting to (pound sterling)15,400 and (pound sterling)8,709.


     J R Holmes is a director of both Gary Lineker Promotions Limited and David Gower Promotions Limited. Park Associates Limited was involved in normal trading activities with both companies during the year. Commission and fees receivable in respect of Gary Lineker Promotions Limited being (pound sterling)128,175 and David Gower Promotions Limited
(pound sterling)31,222 with debtors due at the period end of (pound sterling)8,842 and (pound sterling)2,181.


22. RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (US
     GAAP)


     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principles in the United States ("US GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.

                            PARK ASSOCIATES LIMITED

                     FOR THE YEAR ENDED DECEMBER 31, 1997

     The following is a summary of the material adjustment to profit on ordinary activities and shareholders' equity which would have been required in applying the significant differences between UK and US GAAP.

(a) Reconciliation of profit and loss accounts:




                                                                             1997
                                                                        (POUND STERLING)
                                                                        ----------------
   Profit for financial year reported under:
   UK GAAP ...........................................................      69,312
   Depreciation expense ..............................................      (5,420)
                                                                            ------
   Net income in accordance with US GAAP .............................      63,892
                                                                            ======
   Earnings per share -- basic and dilutive ..........................        15.12
                                                                            =======
   Weighted average shares outstanding -- basic and dilutive .........       4,225
                                                                            =======
   (b) Reconciliation of shareholders' equity
   Shareholders' equity per GAAP .....................................     313,261
   Depreciation expense ..............................................     (42,005)
                                                                           ========
   Shareholders' equity in accordance with US GAAP ...................     271,256
                                                                           ========
   (c) Changes in shareholders' equity on a US GAAP basis
   Shareholders' equity at beginning of year .........................     207,364
   Net income ........................................................      63,892
                                                                           ========
   Shareholders' equity at end of year ...............................     271,256
                                                                           ========

     In preparing the summary of differences between UK and US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the estimates of revenue and expenses. Accounting estimates have been employed in these financial statements to determine reported amounts, including realizability, useful lives of tangible assets, income taxes and other areas. Actual results could differ from those estimates.

     The following is a description of the US GAAP reconciling item:

     Under UK GAAP no depreciation has been provided on freehold buildings as it is the company's policy to maintain these assets in a continual state of sound repair. The useful lives of these assets are thus so long and residual values so high that any depreciation would not be material. Residual value is based on prices prevailing at the date of acquisition or subsequent valuation.

     For US GAAP purposes the acquisition cost of the freehold buildings is depreciated over 39 years from the original date of purchase.

CASH FLOW INFORMATION

     Under UK GAAP, the Cash Flow Statement is presented in accordance with UK Financial Reporting Standard No. 1, as revised ("FRS 1"). The Statement prepared under FRS 1 presents substantially the same information as that required under US GAAP as interpreted by Statement of Financial Accounting Standard No. 95.

     Under UK GAAP, cash flows are presented for operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment acquisitions and disposals and equity dividends paid. US GAAP requires the classification of cash flows as resulting from operating, investing and financing activities.

                            PARK ASSOCIATES LIMITED

                     FOR THE YEAR ENDED DECEMBER 31, 1997

     Cash flows under UK GAAP in respect of interest received and taxation would be included within the operating activities. Capital expenditure and financial investment and cash flows from acquisitions and disposals would be included within investing activities under US GAAP. Equity dividends paid would be included within financing activities under US GAAP.

                            PARK ASSOCIATES LIMITED

                        UNAUDITED INTERIM BALANCE SHEET




                                                                             AT JUNE 30,
                                                                  ---------------------------------
                                                                        1998             1997
                                                            NOTE  (POUND STERLING) (POUND STERLING)
                                                           ------ ---------------- ----------------
Fixed assets:
Tangible assets ........................................     2         23,994          330,622
Investments ............................................                   --              194
                                                                       ------          -------
                                                                       23,994          330,816
                                                                       ------          -------
Current assets:
Debtors ................................................              274,167          202,572
Cash at bank and in hand ...............................              104,354           98,686
                                                                      -------          -------
                                                                      378,521          301,258
                                                                      -------          -------
Creditors: amounts falling due within one year .........             (306,437)        (305,303)
                                                                     --------         --------
Net current assets/(liabilities) .......................               72,084           (4,045)
                                                                     --------         --------
Total assets less current liabilities ..................               96,078          326,771
Provisions for liabilities and charges .................               (2,437)              --
                                                                     --------         --------
                                                                       93,641          326,771
                                                                     ========         ========
Capital and reserves:
Called up share capital ................................               10,000              100
Profit and loss account ................................               83,641          326,671
                                                                     --------         --------
Shareholders' funds ....................................     3         93,641          326,771
                                                                     ========         ========

  The accompanying notes form an integral part of these financial statements.

                            PARK ASSOCIATES LIMITED

                   UNAUDITED INTERIM PROFIT AND LOSS ACCOUNT




                                                                                  SIX MONTHS ENDED
                                                                                      JUNE 30,
                                                                         -----------------------------------
                                                                               1998              1997
                                                                  NOTE   (POUND STERLING)   (POUND STERLING)
                                                                 ------  ----------------   ----------------
Commission and fees receivable ...............................                1,558,380         1,348,246
Commission and fees payable ..................................               (1,189,489)       (1,069,103)
                                                                             ----------        ----------
                                                                                368,891           279,143
                                                                             ----------        ----------
Administrative expenses ......................................     2           (554,533)         (179,863)
Other operating income .......................................                    7,260             8,140
                                                                             ----------        ----------
Operating (loss)/profit ......................................                 (178,382)          107,420
Net interest .................................................                    4,691             1,856
                                                                             ----------        ----------
(Loss)/profit on ordinary activities before taxation .........                 (173,691)          109,276
Tax on (loss)/profit on ordinary activities ..................                   18,071           (26,454)
                                                                             ----------        ----------
(Loss)/profit for the financial period .......................     3           (155,620)           82,822
Dividends ....................................................     3            (64,000)               --
                                                                             ----------        ----------
(Loss)/profit transferred to reserves ........................                 (219,620)           82,822
                                                                             ==========        ==========

There were no recognized gains or losses other than the (loss)/profit for the financial periods.






























  The accompanying notes form an integral part of these financial statements.

                            PARK ASSOCIATES LIMITED

                     UNAUDITED INTERIM CASH FLOW STATEMENT




                                                                                    SIX MONTHS ENDED
                                                                                        JUNE 30,
                                                                             ---------------------------------
                                                                                   1998           1997
                                                                       NOTE  (POUND STERLING) (POUND STERLING)
                                                                      ------ ---------------- ----------------
Net cash inflow from operating activities .........................     4          78,625        158,118
Return on investments and servicing of finance:
Interest received .................................................                 4,691          1,856
                                                                                   ------        -------
Net cash inflow from returns on investments and servicing of
 finance ..........................................................                 4,691          1,856
                                                                                   ------        -------
Taxation ..........................................................               (31,000)       (11,000)
                                                                                  -------        -------
Capital expenditure and financial investment:
Purchase of tangible fixed assets .................................                  (487)       (45,870)
Sale of tangible fixed assets .....................................                28,525         13,700
                                                                                  -------        -------
Net cash inflow/(outflow) from capital expenditure and
 financial investment .............................................                28,038        (32,170)
                                                                                  -------        -------
Acquisition and disposals:
Purchase of investments ...........................................                    --           (194)
Sale of investments ...............................................                   194             --
                                                                                  -------        -------
Net cash inflow/(outflow) from acquisitions and disposals .........                   194           (194)
                                                                                  -------        -------
Equity dividends paid .............................................               (64,000)       (44,000)
                                                                                  -------        -------
Increase in cash ..................................................     5          16,548         72,610
                                                                                  =======        =======


  The accompanying notes form an integral part of these financial statements.

                NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS

         FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1998 AND JUNE 30 1997


1.  BASIS OF ACCOUNTING

     The interim financial statements for the six months to June 30, 1998 and 1997 are unaudited and have been prepared in accordance with the accounting policies adopted in the financial statements for the year ended December 31, 1997.


2. STAFF COSTS AND DISPOSAL OF FREEHOLD PROPERTY

     (a) On June 17, 1998 the company voted to directors, J R Holmes and P McGarvey, bonuses in equal share by way of transfer of the freehold property at open market value at that date.

     The following amounts are included in Administrative expenses in respect of the above transaction:




                                                    (POUND STERLING)
                                                    ----------------
   Directors' bonuses .............................     200,000
   Loss on disposal of freehold property ..........      61,382

     The net book value of tangible fixed assets at June 30, 1998 has been reduced by (pound sterling)261,382 as a result of the above disposal.

     (b) Additional costs relating to other staff in respect of bonuses, pension contributions and redundancy amounting to (pound sterling)77,365 were paid in the six months ended June 30, 1998 for which there were no equivalent costs in the six-month period to June 30, 1997.


3.  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS




                                                                   1998           1997
                                                            (POUND STERLING) (POUND STERLING)
                                                            ---------------- ----------------
   (Loss)/profit for the financial period .................      (155,620)       82,822
   Dividends ..............................................       (64,000)           --
                                                                 --------        ------
   Net (decrease)/increase in shareholders' funds .........      (219,620)       82,822
   Shareholders' funds at January 1 .......................       313,261       243,949
                                                                 --------       -------
   Shareholders' funds at June 30 .........................        93,641       326,771
                                                                 ========       =======

4. NET CASH INFLOW FROM OPERATING ACTIVITIES




                                                                         1998           1997
                                                                  (POUND STERLING) (POUND STERLING)
                                                                  ---------------- ----------------
   Operating (loss)/profit ......................................      (178,382)      107,420
   Depreciation .................................................         6,428         5,831
   Directors' bonuses by transfer of property ...................       200,000            --
   Loss/(profit) on sale of tangible fixed assets ...............        73,128        (1,929)
   Increase in debtors ..........................................       (22,395)      (70,469)
   (Decrease)/increase in creditors .............................          (154)      117,265
                                                                       --------       -------
   Net cash inflow from continuing operating activities .........        78,625       158,118
                                                                       ========       =======

         FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1998 AND JUNE 30 1997

5. ANALYSIS OF CHANGES IN NET DEBT




                                         AT                               AT
                                      JANUARY 1                        JUNE 30
                                        1998          CASH FLOW          1998
                                  (POUND STERLING) (POUND STERLING) (POUND STERLING)
                                  ---------------- ---------------- ----------------
   Cash in hand, at bank .........     87,806          16,548           104,354
                                       ======          ======           =======


                                          AT                                AT
                                      JANUARY 1                          JUNE 30
                                         1997          CASH FLOW           1998
                                   (POUND STERLING) (POUND STERLING) (POUND STERLING)
                                   ---------------- ---------------- ----------------
   Cash in hand, at bank .........      26,076           72,610           98,686
                                        ======           ======           ======

6. RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
     (US GAAP)

     The US GAAP reconciliations of net profit/(loss) and shareholders' equity included herein is unaudited. Certain information and disclosures, normally included in financial statements prepared in accordance with US GAAP, have been omitted as permitted by such requirements. However, the company believes that the disclosures made are adequate to make the information presented not misleading.


SUMMARY OF DIFFERENCES BETWEEN UK AND US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES ("GAAP")

     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain material respects from generally accepted accounting principle in the United States ("US GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements, as well as additional disclosures required by US GAAP.

     The following is a summary of the material adjustments to profit/(loss) on ordinary activities and shareholders' equity which would have been required in applying the significant differences between UK and US GAAP.

     (a) Reconciliation of profit and loss accounts for the six months ended June 30, 1998 and 1997:




                                                                            1998              1997
                                                                       (POUND STERLING) (POUND STERLING)
                                                                       ---------------- ----------------
   Net (loss)/profit per UK GAAP .....................................   (219,620)           82,822
   Depreciation expense ..............................................     (2,258)           (2,710)
   Difference in loss on disposal ....................................     44,263                --
                                                                         --------            ------
   Net (loss)/income in accordance with US GAAP ......................   (177,615)           80,112
                                                                         ========            ======
   (Loss)/earnings per share --basic and dilutive ....................     (17.76)           801.12
                                                                         ========            ======
   Weighted average shares outstanding -- basic and dilutive .........      10,000              100
                                                                          ========           ======

         FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1998 AND JUNE 30 1997

6. RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
     (US GAAP) (CONTINUED)


     (b) Reconciliation of shareholders' equity at June 30, 1998 and 1997:




                                                                   1998            1997
                                                             (POUND STERLING) (POUND STERLING)
                                                             ---------------- ----------------
   Shareholders' equity per UK GAAP ........................       93,641         326,771
   Depreciation expense ....................................      (44,263)        (39,295)
   Difference in loss on disposal ..........................       44,263              --
                                                                  -------         -------
   Shareholders' equity in accordance with US GAAP .........       93,641         287,476
                                                                  =======         =======

     (c) Changes in Shareholders' equity on a US GAAP basis:




                                                              1998             1997
                                                         (POUND STERLING) (POUND STERLING)
                                                         ---------------- ----------------
   Shareholders' equity at beginning of period .........    271,256 )        207,364
   Net (loss)/profit ...................................    (177,615)         80,112
                                                            --------         -------
   Shareholders' equity at end of period ...............      93,641         287,476
                                                            ========         =======

     In preparing the summary of differences between UK and US GAAP, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the estimates of revenue and expenses. Accounting estimates have been employed in these financial statements to determine reported amounts, including realizability, useful lives of tangible assets, income taxes and other areas. Actual results could differ from those estimates.


     The following is a description of the US GAAP reconciling item:


     Under UK GAAP no depreciation has been provided on freehold buildings as it is the company's policy to maintain these assets in a continual state of sound repair. The useful lives of these assets are thus so long and residual values so high that any depreciation would not be material. Residual value is based on prices prevailing at the date of acquisition or subsequent valuation.


     For US GAAP purposes the acquisition cost of the freehold buildings is depreciated over 39 years from the original date of purchase.


     CASH FLOW INFORMATION


     Under UK GAAP, the Cash Flow Statement is presented in accordance with UK Financial Reporting Standard No. 1, as revised ("FRS 1"). The Statement prepared under FRS 1 presents substantially the same information as that required under US GAAP as interpreted by SFAS No. 95.


     Under UK GAAP, cash flows are presented for operating activities; returns on investments and servicing of finance; taxation; capital expenditure and financial investment acquisitions and disposals and equity dividends paid. US GAAP requires the classification of cash flows as resulting from operating, investing and financing activities.


     Cash flows under UK GAAP in respect of interest received and taxation would b included within the operating activities. Capital expenditure and financial investment and cash flows from acquisitions and disposals would be included within investing activities under US GAAP. Equity dividends paid would be included within financing activities under US GAAP.

                        REPORT OF INDEPENDENT AUDITORS


Board of Directors
The Marquee Group, Inc.



     We have audited the accompanying combined balance sheets of Tollin-Robbins Entertainment as of December 31, 1997 and 1996, and the related combined statements of operations and comprehensive income, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.


     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Tollin-Robbins Entertainment at December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.



                                        Ernst & Young LLP



Los Angeles, California
July 6, 1998

                         TOLLIN-ROBBINS ENTERTAINMENT

                            COMBINED BALANCE SHEETS
                                (000'S OMITTED)




                                                                       DECEMBER 31
                                                                 -----------------------      JUNE 30
                                                                    1997         1996          1998
                                                                 ---------   -----------   ------------
                                                                                            (Unaudited)
ASSETS
Current assets:
 Cash and cash equivalents ...................................    $  102       $   712       $ 2,243
 Marketable securities .......................................        --            --           723
 Producer fee receivable .....................................        --            --           130
 Management fee receivable ...................................        60            --            --
 Advances to stockholders ....................................        --            --           132
 Deferred income tax .........................................        --            80            --
 Other .......................................................         8            --            59
                                                                  ------       -------       -------
Total current assets .........................................       170           792         3,287
Property and equipment, net ..................................       310           321           298
                                                                  ------       -------       -------
Total assets .................................................    $  480       $ 1,113       $ 3,585
                                                                  ======       =======       =======
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
 Accounts payable and accrued expenses .......................    $   73       $    68       $    99
 Payable to stockholders .....................................       388           840         1,536
 Deferred revenue ............................................       152           762            77
                                                                  ------       -------       -------
Total current liabilities ....................................       613         1,670         1,712
Stockholders' equity (deficit):
 Capital stock ...............................................         4             4             4
 Accumulated equity (deficit) ................................      (137)         (561)        1,880
 Accumulated other comprehensive income (loss) ...............        --            --           (11)
                                                                  ------       -------       -------
Total stockholders' equity (deficit) .........................      (133)         (557)        1,873
                                                                  ------       -------       -------
Total liabilities and stockholders' equity (deficit) .........    $  480       $ 1,113       $ 3,585
                                                                  ======       =======       =======

                            See accompanying notes.

                         TOLLIN-ROBBINS ENTERTAINMENT

                       COMBINED STATEMENTS OF OPERATIONS
                                (000'S OMITTED)




                                             YEAR ENDED DECEMBER      SIX MONTHS ENDED
                                                     31                    JUNE 30
                                            ---------------------   ---------------------
                                               1997        1996        1998        1997
                                            ---------   ---------   ---------   ---------
                                                                         (Unaudited)
Revenues:
 Producer fees ..........................    $4,284      $3,133      $3,955      $2,270
 Post-production revenue ................       595         490         247         268
 Management services ....................        60          --          40          --
 Other ..................................       134          52          50          15
                                             ------      ------      ------      ------
Total revenues ..........................     5,073       3,675       4,292       2,553
Operating expenses:
 Compensation to stockholders and related
   benefits .............................     3,223       3,551       1,600       1,612
 Post-production expenses ...............       374         274         111         166
 General and administrative .............       846         482         529         363
 Depreciation expense ...................        75          50          35          35
 Other expenses .........................        51          60          --          --
                                             ------      ------      ------      ------
Total operating expenses ................     4,569       4,417       2,275       2,176
Income (loss) before income tax provision
 (benefit) ..............................       504        (742)      2,017         377
Income tax provision (benefit) ..........        80         (80)         --          52
                                             ------      ------      ------      ------
Net income (loss) .......................    $  424      $ (662)     $2,017      $  325
                                             ======      ======      ======      ======

                            See accompanying notes.

                         TOLLIN-ROBBINS ENTERTAINMENT

             COMBINED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)




                                                                            ACCUMULATED
                                                              RETAINED         OTHER
                                                  COMMON      EARNINGS     COMPREHENSIVE
                                                   STOCK     (DEFICIT)        INCOME          TOTAL
                                                 --------   -----------   --------------   -----------
Balance at January 1, 1996 ...................      $ 4       $   101         $   --         $   105
 Net loss ....................................       --          (662)                          (662)
                                                    ---       -------                        -------
Balance at December 31, 1996 .................        4          (561)            --            (557)
 Net income ..................................       --           424             --             424
                                                    ---       -------         ------         -------
Balance at December 31, 1997 .................        4          (137)            --            (133)
 Net income (unaudited) ......................       --         2,017             --           2,006
 Other comprehensive income (loss)
   (unaudited) ...............................       --            --            (11)            (11)
                                                    ---       -------         ------         -------
Balance at June 30, 1998 (unaudited) .........      $ 4       $ 1,880         $  (11)        $ 1,873
                                                    ===       =======         ======         =======

                            See accompanying notes.

                         TOLLIN-ROBBINS ENTERTAINMENT

                       COMBINED STATEMENTS OF CASH FLOWS
                                (000'S OMITTED)




                                                                                     SIX MONTHS ENDED
                                                       YEAR ENDED DECEMBER 31             JUNE 30
                                                       -----------------------   -------------------------
                                                          1997         1996          1998          1997
                                                       ----------   ----------   -----------   -----------
                                                                                        (Unaudited)
OPERATING ACTIVITIES
Net income (loss) ..................................     $ 424        $ (662)      $ 2,017       $   325
Adjustments to reconcile net income (loss)
 to net cash provided by (used in) operating
 activities:
 Depreciation and amortization .....................        75            50            35            35
 Loss on disposal of fixed assets ..................        51            60            --            --
 Deferred income tax ...............................        80           (80)           --            52
 Changes in operating assets and liabilities:
   Producer fee receivable .........................        --            --          (130)           --
   Management fee receivable .......................       (60)           --            60            --
   Advances to stockholders ........................        --            --          (132)         (330)
   Other assets ....................................          (8)          4           (51)           --
   Accounts payable and accrued expenses ...........         5          (104)           26            23
   Payable to stockholders .........................      (452)          681         1,148           772
   Deferred revenue ................................      (610)          903           (75)         (469)
                                                         -------      ------       -------       -------
Net cash provided by (used in) operating
 activities ........................................      (495)          852         2,898          (392)
INVESTING ACTIVITIES
Purchases of marketable securities .................        --            --          (734)           --
Purchases of equipment .............................      (115)         (336)          (23)         (101)
                                                         -------      ------       -------       -------
Net cash used in investing activities ..............      (115)         (336)         (757)         (101)
                                                         -------      ------       -------       -------
Increase (decrease) in cash ........................      (610)          516         2,141           307
Cash and cash equivalents at beginning of
 period ............................................       712           196           102           712
                                                         -------      ------       -------       -------
Cash and cash equivalents at end of period .........     $ 102        $  712       $ 2,243       $ 1,019
                                                         =======      ======       =======       =======

                            See accompanying notes.

                         TOLLIN-ROBBINS ENTERTAINMENT

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997
               AND SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)


1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


PRESENTATION AND BUSINESS ACTIVITIES

     The combined financial statements of Tollin-Robbins Entertainment are comprised of the following entities: Tollin-Robbins Productions; Halcyon Days Productions, Inc. (Halcyon); Robbins Entertainment Group, Inc. (Robbins); and Tollin-Robbins Management (TRM) (collectively referred to herein as the Company). All significant intercompany accounts and transactions have been eliminated.

     Tollin-Robbins Productions, a California General Partnership (the Partnership), was formed in November 1993. Halcyon and Robbins are the equal partners of the Partnership. Profit and losses are allocated equally to each partner. The Partnership is engaged in the business of providing executive producer, director, writer, post-production, and other creative services to owners and distributors of entertainment programming.

     Halcyon was incorporated in California in November 1990, and is an S Corporation under the Internal Revenue Code; Mr. Tollin is the sole stockholder of this entity. Robbins was initially incorporated in California in May 1991 as a C Corporation and elected, effective January 1, 1998, an S Corporation status under the Internal Revenue Code. Mr. Robbins is the sole stockholder of this entity. These two entities each receive their 50% share of the results of operations generated by the Partnership.

     TRM, a California limited liability company which was formed in April 1997, is engaged in the business of providing management services to artists. Messrs. Tollin and Robbins are the sole members of TRM. TRM typically receives a percentage of the compensation paid to the artists it represents.


UNAUDITED INTERIM FINANCIAL STATEMENTS

     The accompanying unaudited combined financial statements at June 30, 1998 and for the six month periods ended June 30, 1998 and 1997 have been prepared on the same basis as the audited combined financial statements and, in the opinion of management, include all adjustments (consisting only of normal and recurring accruals) necessary to present fairly the combined financial information set forth therein, in accordance with generally accepted accounting principles. The results of operations for the six month period ended June 30, 1998 are not necessarily indicative of the results to be expected for the entire fiscal year.


SIGNIFICANT CUSTOMER

     Approximately 79% in 1997 and 87% in 1996 of the Company's total producer fees and post-production revenues shown in the accompanying combined statement of operations was received from Nickelodeon/MTV Networks and affiliated companies.


REVENUE RECOGNITION

     Executive producer and other creative services revenue is recognized as the related production services are rendered. Pursuant to a two-year production services agreement with Nickelodeon/MTV Networks (Agreement) which commenced as of February 1, 1996, the Partnership will receive $1,750,000 per year in guaranteed payments (payable in equal bi-monthly installments over the term). Such revenue is recognized ratably over the Agreement's term. In addition to the guaranteed payments, the Partnership received a signing bonus of $500,000, which is being recognized ratably over the original two year term. Both parties to the Agreement have agreed to extend the term to a third year (February 1, 1998 -- January 31, 1999). The Partnership will receive a guaranteed minimum payment of $2,500,000 for its services over the third year.

                         TOLLIN-ROBBINS ENTERTAINMENT

                (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997
               AND SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

     Management fee commissions are recognized as services are rendered by the related artists who are represented by TRM.


CASH EQUIVALENTS

     The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less and investments in money market accounts to be cash equivalents.


MARKETABLE SECURITIES

     Marketable securities are accounted for using Statement of Financial Account Standards (SFAS) No. 115, "Accounting for Certain Investments in Debt and Equity Securities." At June 30, 1998, the Company's marketable securities, all of which are classified as available-for sale as defined by SFAS 115, consist primarily of municipal securities. Pursuant to SFAS 115, such investments are stated at market value, and unrealized gains and losses on such securities are reflected, net of tax, in other comprehensive income or loss.


PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method, generally ranging from seven to ten years.


INCOME TAXES

     Income taxes are accounted for using Statement of Financial Account Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.


COMPREHENSIVE INCOME

     Effective January 1, 1998 the Company adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." SFAS 130 established new rules for the reporting and display of comprehensive income and its components; however, the adoption of this Statement had no impact on the Company's net income or shareholders' equity. SFAS 130 requires unrealized gains and losses on the Company's available-for-sale securities to be included in other comprehensive income.

     For the six month period ended June 30, 1998, the Company's comprehensive income was $2,006,000. The comprehensive income differs from the net income in the first six months of 1998 due to the inclusion of the Company's unrealized loss on marketable securities in its comprehensive income.


USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                         TOLLIN-ROBBINS ENTERTAINMENT

                (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997
               AND SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

2. MARKETABLE SECURITIES (UNAUDITED)

     At June 30, 1998, the Company has classified all investments as available-for-sale.

     The amortized cost, gross unrealized loss and fair value of the marketable securities are as follows (in 000's):




                                                       GROSS
                                      AMORTIZED     UNREALIZED     FAIR
                                         COST          LOSS        VALUE
                                     -----------   ------------   ------
   Municipal obligations .........       $734         $ (11)       $723

     Contractual maturities of marketable debt securities at June 30, 1998 are as follows (in 000's):




                                                      AMORTIZED     FAIR
                                                         COST       VALUE
                                                     -----------   ------
   Due in one year or less .......................       $102       $100
   Due after one year through five years .........        160        156
   Due after 10 years ............................        472        467
                                                         ----       ----
   Total debt securities .........................       $734       $723
                                                         ====       ====

3. PROPERTY AND EQUIPMENT

     Property and equipment is comprised of the following (in 000's):




                                                 DECEMBER 31,          JUNE 30,
                                                1997        1996         1998
                                             ---------   ---------   ------------
                                                                      (Unaudited)
   Equipment .............................    $  185      $  167        $  208
   Furniture and fixtures ................       306         279           306
                                              ------      ------        ------
                                                 491         446           514
   Less accumulated depreciation .........      (181)       (125)         (216)
                                              ------      ------        ------
                                              $  310      $  321        $  298
                                              ======      ======        ======

4. STOCKHOLDERS' EQUITY (DEFICIT)

     The Company's capital stock consists of the common stock of Halcyon and Robbins. The partners' equity of the Partnership has been eliminated.

     At December 31, 1997 and 1996, there were 1,000 shares of common stock authorized, issued and outstanding of Halcyon, and 3,000 shares of common stock authorized, issued and outstanding of Robbins. All shares of common stock were issued at $1 per share.


5. INCOME TAXES

     Partnerships and limited liability companies are not subject to federal or state income taxes and, accordingly, no provision for income taxes has been provided for the Partnership and TRM. The partners of the Partnership and members of TRM are required to report their proportional share of gains, losses, credits and deductions on their respective income tax returns.

                         TOLLIN-ROBBINS ENTERTAINMENT

                (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997
               AND SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

     Halcyon is an S Corporation under Section 1361 of the Internal Revenue Code. Under the provisions of the Internal Revenue Code, federal and state taxes based on income for S Corporations are generally the direct liability of the stockholders. Therefore, no federal and state tax provision has been provided on S Corporation earnings other than certain state minimum taxes based on income.

     Robbins was a C Corporation as of December 31, 1997 and 1996 and, accordingly, was subject to federal and state taxes. Robbins elected S Corporation status effective January 1, 1998; accordingly, no federal and state tax provision has been provided for the three months ended June 30, 1998 other than certain state minimum taxes based on income.

     The Company's provision for income taxes (benefit) consists of the applicable amounts based on Robbins' result of operations and was as follows (in 000's):




                             YEAR ENDED        SIX MONTHS
                            DECEMBER 31,          ENDED
                         ------------------     JUNE 30,
                          1997       1996         1997
                         ------   ---------   ------------
                                               (Unaudited)
   Deferred ..........
  Federal ............    $50       $ (50)         $33
  State ..............     30         (30)          19
                          ---       -----          ---
                          $80       $ (80)         $52
                          ===       =====          ===

     A reconciliation from the provision for income taxes based on the federal statutory rate of 15% to the actual rate follows:




                                                                      YEAR ENDED
                                                                     DECEMBER 31,          SIX MONTHS
                                                                ----------------------        ENDED
                                                                   1997         1996      JUNE 30, 1997
                                                                ----------   ---------   --------------
                                                                                           (Unaudited)
   Statutory rate applied to income before income taxes......       15.0%       15.0%          15.0%
   State income taxes, net of federal income tax benefit.....        7.5         7.5            7.5
   Income from non-taxable entities .........................      (12.6)       (8.4)         (11.9)
   Other non-deductible expenses ............................        0.5         0.5            0.4
   Other, net ...............................................        5.5        (3.8)           2.8
                                                                   -----        ----          -----
                                                                    15.9%       10.8%          13.8%
                                                                   =====        ====          =====

     The Company's deferred tax assets as of December 31, 1996 was principally comprised of deferred revenue.


6. DEFERRED REVENUE

     Deferred revenue consists of advances from television networks and production companies for services not yet rendered.


7.  COMMITMENT AND CONTINGENCIES

     The Company rents its office facilities on a month-to-month basis from an entity controlled by Messrs. Tollin and Robbins, the owners of the building. The monthly rent is $3,750.

                         TOLLIN-ROBBINS ENTERTAINMENT

                (INFORMATION FOR THE PERIOD ENDED JUNE 30, 1997
               AND SUBSEQUENT TO DECEMBER 31, 1997 IS UNAUDITED)

8. YEAR 2000 (UNAUDITED)


     Until recently, computer programs were written to store only two digits of date-related information in order to more efficiently handle and store data. Such programs are unable to properly distinguish between the year 1900 and the year 2000. This situation is frequently referred to as the "Year 2000 problem." The Company believes that all of its own computer software is year 2000 compliant and that it will not need to make significant modifications or replacements to its software so that its computer systems will function properly with respect to dates in the year 2000 and beyond.

                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and the shareholders of Tony Stephens Associates
Limited


     We have audited the accompanying balance sheet of Tony Stephens Associates Limited ("the Company") as of April 30, 1998 and the related statements of profit and loss account and cash flows for the year ended April 30, 1998 all expressed in pounds sterling, (together, "the financial statements") which, as described in the financial statements (pages A-45 to A-50), have been prepared on the basis of accounting principles generally accepted in the United Kingdom. These financial statements are the responsibility of the Directors of the Company. Our responsibility is to express an opinion on these financial statements based on our audit.


     We conducted our audit in accordance with generally accepted auditing standards in the
United Kingdom, which are substantially the same as auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Tony Stephens Associates Limited as of April 30, 1998, and the results of its operations and its cash flows for the year ended April 30, 1998, in conformity with accounting principles generally accepted in the United Kingdom.


     United Kingdom accounting principles vary in certain respects from accounting principles generally accepted in the United States. The application of the latter would have affected the determination of shareholders' equity and financial position as of April 30, 1998 and the determination of net profit for year ended April 30, 1998 to the extent summarised in Note 11 to the financial statements.


Richard E Woodhall
Chartered Accountants and Registered Auditors
Birmingham
England


July 14, 1998 except for information presented in the Cash Flow Statement, and notes 10 and 11 which the date is October 2, 1998.

                       TONY STEPHENS ASSOCIATES LIMITED

                           ABBREVIATED BALANCE SHEET
                                AT 30 APRIL 1998




                                                                          1998
                                                            NOTES  (POUND STERLING)000
                                                           ------- -------------------
FIXED ASSETS ...........................................
Tangible assets ........................................     4             31
                                                                           --
CURRENT ASSETS
Debtors ................................................                  235
Cash at bank ...........................................                   97
                                                                          ---
                                                                          332
CREDITORS: amounts falling due within one year .........     5           (326)
                                                                         ----
NET CURRENT ASSETS .....................................                    6
                                                                         ----
TOTAL ASSETS LESS CURRENT LIABILITIES ..................                   37
                                                                         ====
CAPITAL AND RESERVES
Called up share capital ................................     6              1
Profit and loss account ................................     7             36
                                                                         ----
                                                             8             37
                                                                         ====

The accompanying notes form an integral part of the financial statements.

                       TONY STEPHENS ASSOCIATES LIMITED

                            PROFIT AND LOSS ACCOUNT
                       FOR THE YEAR ENDED 30 APRIL 1998




                                                                         1998
                                                           NOTES  (POUND STERLING)000
                                                          ------- -------------------
TURNOVER ..............................................                 3,106
Cost of sales .........................................                (2,646)
                                                                       ------
GROSS PROFIT ..........................................                   460
Administrative expenses ...............................                  (206)
                                                                       ------
OPERATING PROFIT ......................................     2             254
Interest received .....................................                     9
                                                                       ------
PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION .........                   263
Taxation ..............................................     3             (70)
                                                                       ------
PROFIT FOR THE FINANCIAL YEAR AFTER TAXATION ..........                   193
Retained profit brought forward .......................     7              33
                                                                       ------
                                                                          226
Dividends paid ........................................                  (190)
                                                                       ------
RETAINED PROFIT CARRIED FORWARD .......................     7              36
                                                                       ======

There were no recognised gains or losses other than the profit for the financial period.


The accompanying notes form an integral part of the financial statements.

                       TONY STEPHENS ASSOCIATES LIMITED

                            STATEMENT OF CASH FLOWS
                        FOR THE YEAR ENDED 30 APRIL 1998




                                                                         1998
                                                         NOTES    (POUND STERLING)000
                                                      ----------- -------------------
NET CASH INFLOW FROM OPERATING ACTIVITIES                  10(a)          261
                                                                         -----
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received .................................                         9
                                                                         -----
TAXATION
Corporation tax paid ..............................                       (76)
                                                                         -----
CAPITAL EXPENDITURE
Payments to acquire tangible fixed assets .........                       (17)
                                                                         -----
EQUITY DIVIDENDS PAID
                                                                         (190)
                                                                         -----
DECREASE IN CASH ..................................        10(b)          (13)
                                                                         =====

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS
                                                                         1998
                                                                  (POUND STERLING)000
                                                                  -------------------
Decrease in cash in the year ......................        10(b)          (13)
                                                                         -----
MOVEMENT IN NET FUNDS IN THE YEAR .................                       (13)
NET FUNDS AT 1 MAY 1997 ...........................                       110
                                                                         -----
NET FUNDS AT 30 APRIL 1998 ........................                        97
                                                                         =====

The accompanying notes form an integral part of the financial statements.

                       TONY STEPHENS ASSOCIATES LIMITED

                             NOTES TO THE ACCOUNTS
                               AT 30 APRIL 1998


1. ACCOUNTING POLICIES


ACCOUNTING CONVENTION


     The accounts have been prepared under the historical cost convention and in accordance with the Financial Reporting Standard for Small Entities.


TURNOVER


     Turnover represents net invoiced services, excluding VAT.


DEPRECIATION


     Depreciation is provided on all tangible fixed assets, at rates calculated to write off the cost evenly over a period which does not exceed anticipated useful life.


Equipment and vehicles -- over 4 years.


PENSION COSTS


     The Company operates a money purchase pension scheme and contributions are charged to the profit and loss account in the year in which they are paid.


OPERATING LEASES


     Rentals applicable to operating leases where substantially all of the benefits and risks of ownership remain with the lessor are charged to profit and loss account as incurred.


2. OPERATING PROFIT


     This is stated after charging:




                                                          1998
                                                  (POUND STERLING)000
                                                  -------------------
   Depreciation of tangible fixed assets .........         13
   Auditors' remuneration ........................          2
   Directors' remuneration .......................        109
   Operating lease rentals .......................          8
   Pension costs .................................         40
                                                          ===

     During the year retirement benefits were accruing to 2 directors (1997 --
2) in respect of money purchase pension schemes.


3. TAX ON PROFIT ON ORDINARY ACTIVITIES




                                      1998
                               (POUND STERLING)000
                               -------------------
   UK corporation tax .........        70
                                       ==

                       TONY STEPHENS ASSOCIATES LIMITED

                             NOTES TO THE ACCOUNTS
                                AT 30 APRIL 1998

4. TANGIBLE FIXED ASSETS




                                                VEHICLES AND
                                                 EQUIPMENT
                                            (POUND STERLING)000
                                            -------------------
   Cost:
   At 1 May 1997 ...........................        43
   Additions ...............................        17
                                                    --
   At 30 April 1998 ........................        60
                                                    --
   Depreciation:
   At 1 May 1997 ...........................        16
   Provided in the year ....................        13
                                                    --
   At 30 April 1998 ........................        29
                                                    --
   Net book value at 30 April 1998 .........        31
                                                    ==

5. CREDITORS: amounts falling due within one year




                                              1998
                                       (POUND STERLING)000
                                       -------------------
   Trade creditors ....................       272
   Corporation tax ....................        24
   Tax and National Insurance .........        30
                                              ---
                                              326
                                              ===

6. SHARE CAPITAL




                                                                  1998           1998
                                                                   NO.    (POUND STERLING)000
                                                                  -----   -------------------
   Authorised ordinary shares of (pound sterling)1 each ......... 1,000          1,000
                                                                  =====          =====


                                                                                           1998         1998
                                                                                            NO.    (POUND STERLING)
                                                                                           -----   ----------------
   Allotted, called up and fully paid ordinary shares of (pound sterling)1 each ........    500          500
                                                                                            ===          ===

7. RESERVES




                                              PROFIT AND
                                             LOSS ACCOUNT
                                         (POUND STERLING)000
                                         -------------------
   At 1 May 1997 ........................         33
   Retained profit for the year .........          3
                                                  --
   At 30 April 1998 .....................         36
                                                  ==

                       TONY STEPHENS ASSOCIATES LIMITED

                             NOTES TO THE ACCOUNTS
                                AT 30 APRIL 1998

8.  RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                        1998
                                                 (POUND STERLING)000
                                                 -------------------
   Profit for the year ..........................       193
   Dividends ....................................      (190)
                                                       ----
   Net increase in shareholders' funds ..........         3
   Shareholders' funds at 1 May 1997 ............        34
                                                       ----
   Shareholders' funds at 30 April 1998 .........        37
                                                       ====

9.  LEASING COMMITMENTS


     As at 30 April 1998 the company had annual commitments of (pound sterling)8,319 and on a non con-cancellable operating lease which expires in January 2000.

10. NOTES TO THE STATEMENT OF CASH FLOWS


  a) Reconciliation of operating profit to net cash inflow from operating activities




                                                             1998
                                                      (POUND STERLING)000
                                                      -------------------
   Operating profit ..................................       254
   Depreciation of tangible fixed assets .............        13
   Increase in debtors ...............................      (210)
   Increase in creditors .............................       204
                                                            ----
   Net cash inflow from operating activities .........       261
                                                            ====

  b) Analysis of changes in net funds




                                         AT 1 MAY                                 AT 30 APRIL
                                           1997               CASH FLOW              1998
                                    (POUND STERLING)000  (POUND STERLING)000  (POUND STERLING)000
                                    -------------------  -------------------  -------------------
  Cash at bank and in hand .........       110                  (13)                  97
                                           ===                   ==                   ==

11. RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (US GAAP)


     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain respects from generally accepted accounting principles in the United States ("US GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements as well as additional disclosures required by US GAAP.


     There are no material adjustments to profit for the year, cash flows and shareholders' equity in applying the significant differences between UK and US GAAP.

                       TONY STEPHENS ASSOCIATES LIMITED

                        UNAUDITED INTERIM BALANCE SHEETS




                                                                                   JUNE 30,
                                                                     --------------------------------------
                                                                           1998                1997
                                                            NOTES  (POUND STERLING)000 (POUND STERLING)000
                                                           ------- ------------------- --------------------
FIXED ASSETS
Tangible assets ........................................       6            32                  25
                                                                            --                  --
CURRENT ASSETS
Debtors ................................................       7           334                  84
Cash at bank and in hand ...............................                    28                 263
                                                                           ---                 ---
                                                                           362                 347
CREDITORS: amounts falling due within one year .........       8          (308)               (331)
                                                                          ----                ----
NET CURRENT ASSETS .....................................                    54                  16
                                                                          ----                ----
TOTAL ASSETS LESS CURRENT LIABILITIES ..................                    86                  41
                                                                          ====                ====
CAPITAL AND RESERVES
Called up share capital ................................       9             1                   1
Profit and loss account ................................      10            85                  40
                                                                          ----                ----
SHAREHOLDERS' FUNDS ....................................      11            86                  41
                                                                          ====                ====

The accompanying notes form an integral part of these financial statements.

                       TONY STEPHENS ASSOCIATES LIMITED

                   UNAUDITED INTERIM PROFIT AND LOSS ACCOUNTS




                                                                          JUNE 30,
                                                         ----------------------------------------
                                                                1998                1997
                                                  NOTES  (POUND STERLING)000  (POUND STERLING)000
                                                  -----  -------------------  -------------------
COMMISSIONS AND FEES RECEIVABLE ..............                 1,891                1,118
Commissions and fees payable .................                (1,612)                (881)
                                                              ------                -----
                                                                 279                  237
Administrative expenses ......................                  (102)                 (89)
                                                              ------                -----
OPERATING PROFIT .............................     2             177                  148
Bank interest receivable .....................                     5                    3
                                                              ------                -----
PROFIT ON ORDINARY ACTIVITIES BEFORE
 TAXATION ....................................                   182                  151
Tax on profit on ordinary activities .........     5             (52)                 (38)
                                                              ------                -----
PROFIT FOR THE PERIOD ........................                   130                  113
Dividends ....................................                   (64)                 (83)
                                                              ------                -----
PROFIT RETAINED FOR THE PERIOD ...............                    66                   30
                                                              ======                =====

There were no recognised gains or losses other than the profit for the financial period.


The accompanying notes form an integral part of these financial statements.

                       TONY STEPHENS ASSOCIATES LIMITED

                   UNAUDITED INTERIM STATEMENT OF CASH FLOWS




                                                                                    JUNE 30,
                                                                    ---------------------------------------
                                                                            1998               1997
                                                            NOTES   (POUND STERLING)000 (POUND STERLING)000
                                                            -----   ------------------- -------------------
NET CASH INFLOW FROM OPERATING ACTIVITIES ............        14(a)           86                110
                                                                             ---                ---
RETURNS ON INVESTMENTS AND SERVICING OF
 FINANCE
Interest received ....................................                         5                  3
                                                                             ---                ---
TAXATION
Corporation tax paid .................................                       (54)               (46)
                                                                             ---                ---
CAPITAL EXPENDITURE
Payments to acquire tangible fixed assets ............                       (18)                  (6)
Receipts from sales of tangible fixed assets .........                       ---                 19
                                                                             ---                ---
                                                                             (18)                13
                                                                             ---                ---
EQUITY DIVIDENDS PAID ................................                      (120)              (120)
                                                                             ---                ---
DECREASE IN CASH .....................................        14(b)         (101)               (40)
                                                                             ===                ===

RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET FUNDS
                                                                            1998               1997
                                                                    (POUND STERLING)000 (POUND STERLING)000
                                                                    ------------------- -------------------
Decrease in cash in period ...........................        14(b)         (101)               (40)
                                                                             ---                ---
MOVEMENTS IN NET FUNDS IN THE YEAR ...................                      (101)               (40)
NET FUNDS AT 1 JANUARY ...............................                       129                303
                                                                             ---                ---
NET FUNDS AT 30 JUNE .................................                        28                263
                                                                             ===                ===

The accompanying notes form an integral part of these financial statements.

                       TONY STEPHENS ASSOCIATES LIMITED

                    NOTES TO THE UNAUDITED INTERIM ACCOUNTS
                                AT 30 JUNE 1998


1. ACCOUNTING POLICIES


BASIS FOR PREPARATION

     The financial statements have been prepared under the historical cost convention.

     The principal accounting policies of the company are set out below.


TURNOVER

     Turnover is gross amount receivable by the company, invoiced on behalf of clients when the company acts as agents and for other services provided, excluding VAT and trade discounts.


DEPRECIATION

     Depreciation is provided on all tangible fixed assets, at rates calculated to write off the cost, less estimated residual value based on prices prevailing at the date of acquisition, of each asset evenly over its expected useful life, as follows:

     Equipment and vehicles - over 4 years


DEFERRED TAXATION

     Deferred taxation is provided using the liability method on all timing differences which are expected to reverse in the future without being replaced, calculated at the rate at which it is anticipated the timing differences will reverse. Advance corporation tax which is expected to be recoverable in the future is deducted from the deferred taxation balance.

     Deferred tax assets are only recognised if recovery without replacement by equivalent debit balances is reasonably certain.


CONTRIBUTIONS TO PENSION FUNDS

     The pension costs for the money purchase scheme charged against profits represent the amount of the contributions payable to the scheme in respect of the accounting period.


LEASED ASSETS

     All other leases are regarded as operating leases and the payments made under them are charged to the profit and loss account on a straight-line basis over the lease term.


2. OPERATING PROFIT

     This is stated after charging:




                                                        1998                1997
                                                (POUND STERLING)000  (POUND STERLING)000
                                                -------------------  -------------------
   Auditors' remuneration .....................           1                   1
   Depreciation of owned fixed assets .........           7                   5
   Other operating lease rentals ..............           4                   4
                                                       =======              ======

                       TONY STEPHENS ASSOCIATES LIMITED

                                AT 30 JUNE 1998

3. STAFF COSTS




                                           1998               1997
                                  (POUND STERLING)000 (POUND STERLING)000
                                  ------------------- -------------------
   Wages and salaries ............          49                 31
   Social security costs .........           6                  3
   Other pension costs ...........          15                 25
                                            --                 --
                                            70                 59
                                            ==                 ==

     The average number of employees of the company during the period was 5 (1997 - 4).


4. DIRECTORS' REMUNERATION




                                                                            1998                 1997
                                                                    (POUND STERLING)000  (POUND STERLING)000
                                                                    -------------------  -------------------
   Emoluments ......................................................          35                  27
   Pension contributions to money purchase pension schemes .........          14                  24
                                                                              --                  --
                                                                              49                  51
                                                                              ==                  ==

     During the period 2 directors (1997 -2 directors) participated in money purchase pension schemes.


5. TAX ON PROFIT ON ORDINARY ACTIVITIES




                                       1998                1997
                               (POUND STERLING)000 (POUND STERLING)000
                               ------------------- -------------------
   UK corporation tax .........         52                  38
                                        ==                  ==

6. TANGIBLE FIXED ASSETS




                                                                  FIXTURES
                                                MOTOR                AND             COMPUTER
                                              VEHICLES            FITTINGS           EQUIPMENT             TOTAL
                                        (POUND STERLING)000 (POUND STERLING)000 (POUND STERLING)000 (POUND STERLING)000
                                        ------------------- ------------------- ------------------- -------------------
   Cost
   At 1 January 1998 ...................         16                   10                17                   43
   Additions ...........................         18                   --                --                   18
                                                 --                   --                --                   --
   At 30 June 1998 .....................         34                   10                17                   61
                                                 --                   --                --                   --
   Depreciation
   At 1 January 1998 ...................         10                    4                 8                   22
   Provided in the period ..............          4                    1                 2                    7
                                                 --                   --                --                   --
   At 30 June 1998 .....................         14                    5                10                   29
                                                 --                   --                --                   --
   Net book amount at 30 June 1998 .....         20                    5                 7                   32
                                                 ==                   ==                ==                   ==
   Net book amount at 30 June 1997 .....          7                    7                11                   25
                                                 ==                   ==                ==                   ==

                       TONY STEPHENS ASSOCIATES LIMITED

                                AT 30 JUNE 1998

7. DEBTORS

                                                    1998                1997
                                           (POUND STERLING)000  (POUND STERLING)000
                                           -------------------  -------------------
   Trade debtors ..........................         234                  74
   Loans to directors .....................         100                  --
   Prepayments and accrued income .........          --                  10
                                                    ---                  --
                                                    334                  84
                                                    ===                  ==

8. CREDITORS: amounts falling due within one year

                                                     1998                 1997
                                             (POUND STERLING)000  (POUND STERLING)000
                                             -------------------  -------------------
   Trade creditors .........................           221                 254
   Corporation tax .........................            39                  29
   Social security and other taxes .........            45                  32
   Other creditors .........................             3                  --
   Dividend payable ........................            --                  16
                                                       ---                 ---
                                                       308                 331
                                                       ===                 ===

9. SHARE CAPITAL

                                                                    1998     1997
                                                                     NO.       NO.
                                                                   -------   ------
   Authorised ordinary shares of (pound sterling)1 each .........   1,000     1,000
                                                                    =====     =====

                                                               1998     1997         1998              1997
                                                                NO.      NO.   (POUND STERLING)  (POUND STERLING)
                                                              ------   ------  ----------------  ----------------
   Allotted, called up and full paid ordinary shares of
     (pound sterling)1 each ...............................    500      500           500              500
                                                               ===      ===           ===              ===

10. RESERVES

                                                PROFIT AND
                                               LOSS ACCOUNT
                                            (POUND STERLING)000
                                            -------------------
   At 1 January 1998 ......................         19
   Retained profit for the period .........         66
                                                    --
   At 30 June 1998 ........................         85
                                                    ==

11. RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                        1998                 1997
                                                 (POUND STERLING)000  (POUND STERLING)000
                                                 -------------------  -------------------
   Profit for the period .......................         130                  113
   Dividends ...................................         (64)                 (83)
                                                         ---                  ---
   Net increase in shareholders' funds .........          66                   30
   Shareholders' funds at 1 January ............          20                   11
                                                         ---                  ---
   Shareholders' funds at 30 June ..............          86                   41
                                                         ===                  ===

                       TONY STEPHENS ASSOCIATES LIMITED

                                AT 30 JUNE 1998

12. LEASING COMMITMENTS


     Operating lease payments amounting to (pound sterling)8,319 (1997 - (pound sterling)8,719) are due within one year. The leases to which these amounts relate expire as follows:




                                                 1998               1997
                                        (POUND STERLING)000  (POUND STERLING)000
                                        -------------------  -------------------
   Between one and five years .........           8                   8
                                               =======             ======

13. PENSIONS


Money Purchase Scheme


     The company operates a money purchase pension scheme for the benefit of the directors and senior employees. The assets of the scheme are administered by trustees in a fund independent from those of the company.


14. NOTES TO THE STATEMENT OF CASH FLOWS


     a) Reconciliation of operating profit to net cash inflow from operating activities




                                                                              1998                 1997
                                                                      (POUND STERLING)000  (POUND STERLING)000
                                                                      -------------------  -------------------
   Operating profit .................................................         177                   148
   Depreciation of tangible fixed assets ............................           7                     5
   Profit on sale of tangible fixed assets ..........................          (2)                   --
   (Increase)/decrease in operating debtors and prepayments .........         (93)                  (23)
   Increase/(decrease) in operating creditors and accruals ..........          (3)                  (20)
                                                                              ----                  ---
   Net cash inflow from operating activities ........................          86                   110
                                                                              ====                  ===

     b) Reconciliation of operating profit to net cash inflow from operating activities




                                             AT                                        AT
                                         1 JANUARY                                   30 JUNE
                                            1998                CASH FLOW             1998
                                     (POUND STERLING)000  (POUND STERLING)000  (POUND STERLING)000
                                     -------------------  -------------------  -------------------
   Cash at bank and in hand .........       129                  (101)                 28
                                            ===                   ====                 ==

15. RECONCILIATION TO US GENERALLY ACCEPTED ACCOUNTING PRINCIPLES
     (US GAAP)


     The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP"), which differ in certain respects from generally accepted accounting principles in the United States ("US GAAP"). Such differences involve methods for measuring the amounts shown in the financial statements as well as additional disclosures required by US GAAP.


     There are no material adjustments to profit for the year, cash flows and shareholders' equity in applying the significant differences between UK and US GAAP.

                                                                         ANNEX B


                    THE MARQUEE GROUP, INC. AND SUBSIDIARIES

               PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
                                  (UNAUDITED)


     The following Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1997 gives effect to the following transactions and adjustments as if they had occurred as of January 1, 1997: (a) the completion of the acquisitions of (i) ProServ Inc. and ProServ Television, Inc. (collectively "ProServ") and (ii) QBQ Entertainment, Inc. ("QBQ") (collectively, the "Marquee 1997 Acquisitions") and the related contractually required reductions in personnel, officers' salaries and other costs; (b) the completion of the acquisitions of (i) Alphabet City Records, Inc and Alphabet City Industries, Inc. (collectively, "Alphabet City Acquisition"), (ii) Cambridge Holding Corporation, Inc. ("Cambridge Acquisition"), (iii) Park Associates, Ltd. ("PAL Acquisition"), (iv) Halcyon Days, Productions, Inc. Robbins Entertainment Group, Inc. and Tollin/Robbins Management, LLC (collectively, "Tollin/Robbins Acquisition") and (v) Tony Stephens Associates, Ltd. ("Tony Stephens Acquisition") (collectively, the "Marquee Recent Acquisitions") and the related impact of compensation arrangements with the former officer/stockholders; and (c) the application of net proceeds from the Credit Agreement with BankBoston, N.A. (the "Marquee Credit Facility").


     The following unaudited pro forma condensed combined financial statements as at and for the six months ended June 30, 1998 gives effect to the following transactions and adjustments as if they had occurred as of January 1, 1998: (a) the Marquee Recent Acquisitions and the related impact of compensation arrangements with the former officer/shareholders and (b) the Marquee Credit Facility.


     The unaudited pro forma condensed combined financial statements are based upon, and should be read in conjunction with: (i) the Company's Consolidated Financial Statements as of and for the year ended December 31, 1997 (included in the Company's Form 10-K); (ii) the Company's Condensed Consolidated Financial Statements as of and for the six months ended June 30, 1998 (included in the Company's Form 10-Q); the historical financial statements of the companies included in the Marquee 1997 Acquisitions (included in the Company's Registration Statement No. 333-31879) and the historical financial statements of the companies included in the Marquee Recent Acquisitions (included in Annex A herein). The Marquee 1997 Acquisitions and the Marquee Recent Acquisitions have been reflected in the unaudited pro forma condensed combined financial statements using the purchase method of accounting. In the opinion of management, all adjustments necessary to fairly present this pro forma information have been made. The pro forma information does not purport to be indicative of the results that would have been reported had such events actually occurred on the dates specified, nor is it indicative of the Company's future results if the transactions are completed. The Company cannot predict whether the consummation its acquisitions will conform to the assumptions used in the preparation of the unaudited pro forma condensed combined financial statements. The unaudited pro forma statements of operations data include adjustments to operating expenses to reflect anticipated savings that management believes it will be able to achieve through the implementation of its operating strategy. However, there can be no assurance that the Company will be able to achieve such savings.


     The following financial statements and notes thereto contain forward-looking statements that involve risks and uncertainties. The actual results of the Company may differ materially from those discussed herein. Factors that could cause or contribute to such differences include, but are not limited to, risks and uncertainties relating to the revenues of the businesses owned and acquired, the integration of the businesses acquired and management of growth and the ability of the Company to achieve strong savings. The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                          YEAR ENDED DECEMBER 31, 1997
                       (IN THOUSANDS, EXCEPT SHARE DATA)




                                                  MARQUEE
                                  MARQUEE           1997           PRO FORMA
                                AS REPORTED   ACQUISITIONS(1)     ADJUSTMENTS
                               ------------- ----------------- ----------------
Revenues .....................   $ 21,268         $13,685
Operating expenses ...........     14,459           9,375        $     (680)(2)
General and
 administrative expenses            6,316           3,678            (1,003)(2)
                                 --------         -------        ----------
EBITDA .......................        493             632             1,683
Deferred compensation
 and other non-cash
 expenses ....................        145             110              (110)(2)
Depreciation and
 amortization ................        371             105               953 (3)
                                 --------         -------        ----------
Income/(loss) from
 operations ..................        (23)            417               840
Interest expense (income),
 net .........................         22             120              (120)(4)
Financing expense ............        756              --
Loss on abandonment of
 lease .......................        466              --
                                 --------         -------
Income/(loss) before
 income taxes ................     (1,267)            297               960
Income taxes .................         45              45
                                 --------         -------
Net income/(loss) ............     (1,312)            252               960
Accretion of obligation
 related to the put option
 issued in connection
 with the ProServ
 acquisition .................         59              --               242 (5)
                                 --------         -------        ----------
Net income/(loss)
 applicable to common
 stockholders ................   $ (1,371)        $   252        $      718
                                 ========         =======        ==========
Net loss per share
 applicable to common
 stockholders -- basic .......   $  (0.15)
                                 ========
Weighted average common
 stock outstanding ...........      9,377
                                 ========



                                                                                       PRO FORMA
                                                                                        FOR THE
                                                                                        MARQUEE
                                                                                         1997
                                                                                     ACQUISITIONS,
                                                                                        MARQUEE
                                  PRO FORMA                                             RECENT
                                   FOR THE                                           ACQUISITIONS
                                   MARQUEE         MARQUEE                              AND THE
                                    1997            RECENT           PRO FORMA          MARQUEE
                                ACQUISITIONS   ACQUISITIONS(6)      ADJUSTMENTS     CREDIT FACILITY
                               -------------- ----------------- ------------------ ----------------
Revenues .....................    $34,953     $18,371                                  $ 53,324
Operating expenses ...........     23,154     13,795               $  (2,716)(7)         34,233
General and
 administrative expenses            8,991     3,179                       75 (7)         12,245
                                  -------     -------              ---------           --------
EBITDA .......................      2,808      1,397                   2,641              6,846
Deferred compensation
 and other non-cash
 expenses ....................        145         --                                        145
Depreciation and
 amortization ................      1,429     132                      3,000 (8)          4,561
                                  -------     -------              ---------           --------
Income/(loss) from
 operations ..................      1,234      1,265                    (359)             2,140
Interest expense (income),
 net .........................         22        (32)                    233 (9)              0
                                                                       3,100 (10)             0
Financing expense ............        756         --                                        756
Loss on abandonment of
 lease .......................        466         --                                        466
                                  -------     -------                                  --------
Income/(loss) before
 income taxes ................        (10)     1,297                  (3,692)            (2,405)
Income taxes .................         90     287                       (324)(11)            53
                                  -------     -------              ---------           --------
Net income/(loss) ............       (100)     1,010                  (3,368)            (2,458)
Accretion of obligation
 related to the put option
 issued in connection
 with the ProServ
 acquisition .................        301                                                   301
                                  -------                                              --------
Net income/(loss)
 applicable to common
 stockholders ................    $  (401)    $1,010               $  (3,368)          $ (2,759)
                                  =======     =======              =========           ========
Net loss per share
 applicable to common
 stockholders -- basic .......    $ (0.03)                                             $  (0.16)
                                  =======                                              ========
Weighted average common
 stock outstanding ...........     16,559                                                17,108
                                  =======                                              ========

1997 STATEMENT OF OPERATIONS PRO FORMA ADJUSTMENTS


(1) Marquee acquired ProServ and QBQ in October 1997 and included the results of their operations only from the acquisition date in its consolidated results of operations for the year ended December 31, 1997. Therefore, for pro forma purposes, the results of operations of the Marquee 1997 Acquisitions for the period prior to the acquisition date are presented separately and are as follows:




                                                                    PROSERV        QBQ         TOTAL
                                                                  -----------   ---------   ----------
   Revenues ...................................................     $11,987      $1,698      $13,685
   Operating expenses .........................................       8,926         449        9,375
   General and administrative expenses ........................       3,240         438        3,678
                                                                    -------      ------      -------
   EBITDA .....................................................        (179)        811          632
   Deferred compensation and other non-cash expenses ..........         110          --          110
   Depreciation and amortization ..............................         105          --          105
                                                                    -------      ------      -------
   Income/(loss) from operations ..............................        (394)        811          417
   Interest expense (income), net .............................         152         (32)         120
                                                                    -------      ------      -------
   Income/(loss) before income taxes ..........................        (546)        843          297
   Income taxes ...............................................          45                       45
                                                                    -------                  -------
   Net income/(loss) ..........................................     $  (591)     $  843      $   252
                                                                    =======      ======      =======

(2) To reduce expenses to reflect contractually agreed to reductions in personnel, officers' salaries, employee benefits and other costs in connection with the Marquee 1997 Acquisitions for the period prior to the acquisitions.


(3) To reflect full year amortization of intangibles arising from the Marquee 1997 Acquisitions.


(4) To reduce ProServ interest expense to reflect the reduction in debt as a result of the acquisition.


(5) To reflect full year expense related to the accretion of the put option.


(6) The Marquee Recent Acquisitions column includes the historical results of operations for 1997 as follows:


                                       ALPHABET CITY   CAMBRIDGE       PAL      TOLLIN/ROBBINS   TONY STEPHENS     TOTAL
                                      --------------- ----------- ------------ ---------------- --------------- ----------
                                                                    NOTE (A)                        NOTE (A)
 Revenues ...........................      $2,976       $1,319       $4,889         $5,073          $4,114       $18,371
 Operating expenses .................       2,216          768       3,775           3,648           3,388        13,795
 General and administrative
   expenses .........................         653          571         813             846             296         3,179
                                           ------       ------       ------         ------          ------       -------
 EBITDA .............................         107          (20)        301             579             430         1,397
 Depreciation and amortization ......           4            9          23              75              21           132
                                           ------       ------       ------         ------          ------       -------
 Income/(loss) from operations ......         103          (29)        278             504             409         1,265
 Interest expense (income), net .....          --          (12)           (8)           --             (12)          (32)
                                           ------       ------       --------       ------          ------       -------
 Income/(loss) before income
   taxes ............................         103          (17)        286             504             421         1,297
 Income taxes .......................          23           --          74              80             110           287
                                           ------       ------       -------        ------          ------       -------
 Net income/(loss) ..................      $   80       $  (17)      $ 212          $  424          $  311       $ 1,010
                                           ======       ======       =======        ======          ======       =======

   Note (a)--Translated from British Pounds at the average exchange rate for the year.

 (7) To adjust expenses to reflect compensation agreements entered into in connection with the Marquee Recent Acquisitions.


 (8) To record the amortization of the intangibles arising from the Marquee Recent Acquisitions (over 10 --15 years).


 (9) To record imputed interest expense on the obligations to certain sellers in connection with the Marquee Recent Acquisitions.


(10) To reflect interest expense including the amortization of deferred financing costs associated with the Marquee Credit Facility used to finance the Marquee Recent Acquisitions.


(11) To record the impact of the Marquee Recent Acquisitions pro forma adjustments, net of the benefit of consolidated net operating loss carryforwards.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

         UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

                         SIX MONTHS ENDED JUNE 30, 1998
                       (IN THOUSANDS, EXCEPT SHARE DATA)




                                                                                                             PRO FORMA
                                                                                                              FOR THE
                                                                                                              MARQUEE
                                                                                                              RECENT
                                                                                                           ACQUISITIONS
                                                                     MARQUEE                                  AND THE
                                                   MARQUEE            RECENT             PRO FORMA            MARQUEE
                                                 AS REPORTED     ACQUISITIONS(1)        ADJUSTMENTS       CREDIT FACILITY
                                                -------------   -----------------   ------------------   ----------------
Revenues ....................................      $21,272      $12,161                                      $33,433
Operating expenses ..........................       14,987      7,831                   $  (1,123)(2)         21,695
General and administrative expenses .........        5,374      2,096                        (181)(2)          7,125
                                                                                             (164)(3)
                                                                -------                 ---------
EBITDA ......................................          911       2,234                      1,468              4,613
Deferred compensation and other
 non-cash expenses ..........................          524          --                                           524
Depreciation and amortization ...............          803      51                          1,500 (4)          2,354
                                                   -------      -------                 ---------            -------
Income/(loss) from operations ...............         (416)      2,183                        (32)             1,735
Interest expense (income), net ..............         (107)        (17)                       116 (5)          1,542
                                                                                            1,550 (6)
                                                                -------                 ---------
Income/(loss) before income taxes ...........         (309)      2,200                     (1,698)               193
Income taxes ................................          118      161                           (99)(7)            180
                                                   -------      -------                 ---------            -------
Net income/(loss) ...........................         (427)      2,039                     (1,599)                13
Accretion of obligation related to the put
 option issued in connection with the
 ProServ acquisition ........................          158                                                       158
                                                   -------                                                   -------
Net income/(loss) applicable to common
 stockholders ...............................      $  (585)     $2,039                  $  (1,599)           $  (145)
                                                   =======      =======                 =========            =======
Net loss per share applicable to common
 stockholders -- basic ......................      $ (0.04)                                                  $ (0.01)
                                                   =======                                                   =======
Weighted average common stock
 outstanding ................................       16,559                                                    17,108
                                                   =======                                                   =======

1998 PRO FORMA ADJUSTMENTS FOR STATEMENT OF OPERATIONS


(1) The Marquee Recent Acquisitions column includes the historical results of operations for the six months ended June 30, 1998 as follows:




                                           ALPHABET CITY   CAMBRIDGE       PAL      TOLLIN/ROBBINS   TONY STEPHENS     TOTAL
                                          --------------- ----------- ------------ ---------------- --------------- ----------
                                                                        NOTE (A)                        NOTE (A)
 Revenues ...............................     $1,476         $691        $2,576         $4,292          $3,126       $12,161
 Operating expenses .....................      1,186         303         1,966           1,711          2,665          7,831
 General and administrative
   expenses .............................        346         156           906             529            159          2,096
                                              ------         ----        ------         ------          ------       -------
 EBITDA .................................        (56)        232          (296)          2,052            302          2,234
 Depreciation and amortization ..........          4           2            --              35             10             51
                                              ------         ----        ------         ------          ------       -------
 Income/(loss) from operations ..........        (60)        230          (296)          2,017            292          2,183
 Interest expense (income), net .........                       (1)           (8)                            (8)         (17)
                                                             ------      --------                       --------     -------
 Income/(loss) before income
   taxes ................................        (60)        231          (288)          2,017            300          2,200
 Income taxes ...........................         20          85           (30)                            86            161
                                              ------         -----       -------                        -------      -------
 Net income/(loss) ......................     $  (80)        $146        $(258)         $2,017          $ 214        $ 2,039
                                              ======         =====       =======        ======          =======      =======

   Note (a)--Translated from British Pounds at the average translation rate for the period.


(2) To adjust expenses to reflect compensation agreements entered into in connection with the Marquee Recent Acquisitions.


(3) To reduce expenses for loss on transfer of property to former owners of Park and other nonrecurring costs.


(4) To record the amortization of the excess of the purchase price over the net assets acquired associated with the Marquee Recent Acquisitions (over 10 --15 years).


(5) To record imputed interest expense on the indebtedness to certain sellers in connection with the Marquee Recent Acquisitions.


(6) To reflect interest expense including the amortization of deferred financing costs associated with the Marquee Credit Facility used to finance the Marquee Recent Acquisitions.


(7) To record the impact of the Marquee Recent Acquisitions pro forma adjustments, net of the benefit of consolidated net operating loss carryforwards.

                   THE MARQUEE GROUP, INC. AND SUBSIDIARIES

              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

                                 JUNE 30, 1998
                                (IN THOUSANDS)




                                                                                                               PRO FORMA
                                                                                                                FOR THE
                                                                                                                MARQUEE
                                                                                                                RECENT
                                                                                                             ACQUISITIONS
                                                                           MARQUEE                              AND THE
                                                           MARQUEE          RECENT           PRO FORMA          MARQUEE
                                                         AS REPORTED   ACQUISITIONS(1)      ADJUSTMENTS     CREDIT FACILITY
                                                        ------------- ----------------- ------------------ ----------------
ASSETS
Current assets ........................................    $20,957         $7,138          $   32,350 (2)       $28,309
                                                                                              (32,136)(3)
Intangibles -- net ....................................     22,716                             36,266 (3)        58,982
Noncurrent assets .....................................      6,974            505                 750 (2)         7,668
                                                                                                 (561)(3)
                                                           -------         ------          ----------           -------
   Total assets .......................................    $50,647         $7,643          $   36,669           $94,959
                                                           =======         ======          ==========           =======
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities ...................................    $11,254         $5,168                 666 (3)       $17,502
                                                                                                 (350)(3)
                                                                                                  764 (3)
Long-term debt ........................................      1,482                             33,100 (2)        36,951
                                                                                                2,369 (3)
Deferred credits ......................................      1,590                                                1,590
Common stock subject to put option ....................      3,341              3                                 3,344
Stockholders' equity ..................................     32,980          2,472               2,592 (3)        35,572
                                                                                                  350 (3)
                                                                                               (2,822)(3)
                                                           -------         ------          ----------           -------
   Total liabilities and stockholders' equity .........    $50,647         $7,643          $   36,669           $94,959
                                                           =======         ======          ==========           =======

THE MARQUEE GROUP, INC.
PRO FORMA ADJUSTMENTS -- BALANCE SHEET

(1) The Marquee Recent Acquisitions column includes the historical amounts as of June 30, 1998 for the assets and liabilities acquired as follows:

                                      ALPHABET CITY   CAMBRIDGE   TOLLIN/ROBBINS    PAL    TONY STEPHENS   COMBINED
                                     --------------- ----------- ---------------- ------- --------------- ---------
                                                                                         (NOTE A)
                                                                                  -----------------------
  ASSETS
  Current assets ...................      $1,587        $1,028        $3,287       $632         $604       $7,138
  Noncurrent assets ................          49            65           298         40           53          505
                                          ------        ------        ------       ----         ----       ------
     Total assets ..................      $1,636        $1,093        $3,585       $672         $657       $7,643
                                          ======        ======        ======       ====         ====       ======
  LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities ..............      $1,595        $  835        $1,712       $512         $514       $5,168
  Noncurrent liabilities ...........          --            --            --          3           --            3
  Stockholders' equity .............          41           258         1,873        157          143        2,472
                                          ------        ------        ------       ----         ----       ------
     Total liabilities and
      stockholders' equity .........      $1,636        $1,093        $3,585       $672         $657       $7,643
                                          ======        ======        ======       ====         ====       ======

----------
Note (A) -- Translated from British Pounds at the exchange rate at June 30, 1998 of 1.6685.

(2) To reflect net proceeds received under the Credit Facility:

   Total borrowings ($28.5 in Dollars and $4.6 in British Pounds) ........    $33,100
   Fees and expenses .....................................................        750
                                                                              -------
                                                                              $32,350
                                                                              =======

(3) To reflect the Marquee Recent Acquisitions and the preliminary allocation of the purchase price including expenses of $975:

   Cash portion of purchase price:
     Alphabet City (a) .............................................                $ 3,350
     Cambridge .....................................................                  3,500
     Tollin/Robbins ................................................                 20,500
     PAL ...........................................................                  2,636
     Tony Stephens .................................................                  2,500
                                                                                    -------
                                                                                     32,486
                                                                                    -------
   Issuance of common stock:
     Alphabet City (200,000 shares) ................................                  1,025
     Cambridge   (89,536 shares) ...................................                    436
     PAL     (117,440 shares) ......................................                    580
     Tony Stephens (142,291 shares) ................................                    551
                                                                                    -------
                                                                                      2,592
                                                                                    -------
   Obligations to make additional payments and issue additional shares:
     Tollins/Robbins -- ($400,000 per year -- 4 years)..............                  1,318
     PAL -- ((pound sterling)800,000 -- cash, (pound sterling)200,000
      common stock per year -- 5 years) ............................                  1,312
     Tony Stephens -- ((pound sterling)200,000 -- cash,
      (pound sterling)50,000 common stock per year -- 5 years) .....                    405
                                                                                    -------
         (includes current portion -- ($666,000)....................                  3,035
                                                                                    -------
   Fees and expenses (a) ...........................................                    975
                                                                                    -------
         Total acquisition cost ....................................                 39,088
                                                                                    -------
   Net assets acquired .............................................    $2,472
   Adjustment for working capital advance to Alphabet City .........       350        2,822
                                                                        ------      -------
   Excess of purchase price over net assets acquired ...............                $36,266
                                                                                    -------

----------
(a) Prior to June 30, 1998, the Company advanced $350,000 to Alphabet City for working capital and incurred expenses related to the acquisitions of $211,000

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

                                  THE MARQUEE GROUP, INC.



                                  By:    /s/ Jan E. Chason
                                        --------------------------------------
                                  Name: Jan E. Chason
                                  Title: Chief Financial Officer and Treasurer


Date:    October 15, 1998